LEASE
BETWEEN
BOCA TOWN PARTNERS, LLC,
a Florida limited liability company

AS LANDLORD

AND

ANCHOR FUNDING SERVICES, LLC

AS TENANT

FOR APPROXIMATELY 2,875 RENTABLE SQUARE FEET

LOCATED IN

800 Yamato Road, Boca Raton, Florida 33431

April 16, 2007

LEASE INDEX

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SECTION 54. NAME OF BUILDING AND PROJECT	31
SECTION 55. EXCUSE OF PERFORMANCE	31
SECTION 56. TENANT'S REPRESENTATIONS.	31
SECTION57. LAWS AND ORDINANCES	31
SECTION 58. SUCCESSORS AND ASSIGNS	32
.

SCHEDULE OF EXHIBITS

EXHIBIT "A"	BUILDING LAND LEGAL DESCRIPTION
EXHIBIT "B"	PREMISES FLOOR PLAN
EXHIBIT "C"	PROJECT SITE PLAN
EXHIBIT "D"	EXCLUSIONS TO OPERATING EXPENSES
EXHIBIT "E"	LANDLORD'S WORK
EXHIBIT "F"	TENANT'S WORK
EXHIBIT "G"	NOT APPLICABLE
EXHIBIT "H"	NOT APPLICABLE
EXHIBIT "I"	SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
EXHIBIT "J"	RULES AND REGULATIONS
EXHIBIT "K	COMMENCEMENT DATE MEMORANDUM AND CONFIRMATION OF LEASE TERMS

ii
iii

LEASE

THIS LEASE ("Lease") is made as of the 16 day of April, 2007, between Boca Town Partners, LLC, a Florida limited liability company ("Landlord"), and Anchor Funding Services, LLC, a North Carolina limited liability company ("Tenant").

WITNESSETH:

SUMMARY OF LEASE PROVISIONS

SECTION I. BASIC DATA.

Certain fundamental provisions of this Lease are presented in this summary format in this Section I to facilitate convenient reference by the parties hereto. All references in this Lease to the following terms shall be accorded the meanings or definitions given in this Section, as though such meaning or definition were fully set forth throughout the text hereof, unless such meanings are expressly modified, limited or expanded elsewhere in this Lease. This Section, together with the terms herein referenced, shall constitute an integral part of this Lease.

1.1"Alteration" shall mean any improvements, changes or alterations in or about the Premises.

1.2 "Approvals" shall mean any and all approvals, permits and variances required for Tenant's occupancy and use of the Premises for the Usc (as defined herein)permitted hereunder from all governmental or quasi-governmental authorities and third parties (whether private or public) having authority pursuant to law or otherwise to approve Tenant's use and occupancy of the Premises.

1.3"B.O.M.A." shall mean the standard method of floor measurement as published by the Builders, Owners and Managers Association International Reprint, May 1981, ANSIZ 65,1-1980, and approved July 31, 1980 by the American National Standards Institute, Inc,

1.4 "Building" shall mean the building located on the Building Land. The current address of the Building is 800 Yamato Road, Boca Raton, Florida 33431. The Building consists of approximately 49,890 S.F.

1.5"Building Land" shall mean that certain real property more particularly described on Exhibit "A"attached hereto and made a part hereof.

1.6"Building Permit" shall mean all necessary building permits and other governmental approvals for the performance of Tenant's Work.

1.7"Business Days" shall mean all days, except Sundays, New Year's Day, President's Day, Memorial Day, Independence Day, Christmas Day, Labor Day and Thanksgiving.

1.8 "Commencement Date" shall mean the date upon which Landlord tenders exclusive possession of the Premises to Tenant upon completion of interior improvements and issuance of all necessary governmental approvals and permits have been obtained and issued for Landlord's Work including a Certificate of Occupancy or Certificate of Completion. Tenant shall be able to enter the Premises no less than 30 days prior to Commencement Date to complete Tenant fit up and set up. Except if caused by Tenant change orders to Landlord's Work or by Tenant's negligence or intentional interference with the completion of Landlord's Work, in the event Landlord is unable to tender possession of the Premises to Tenant in accordance with the terms of this Lease on or before June 1, 2007 (the "Outside Delivery Date"), then Tenant shall have the right to cancel this Lease upon thirty (30) days prior written notice to Landlord. Upon receipt of Tenant's written notice, Landlord shall thereafter have thirty (30) days from receipt of Tenant's written notice to deliver the Premises to Tenant with Landlord's Work substantially completed. In the event the Landlord fails to deliver the Premises to Tenant with Landlord's Work substantially completed within such thirty (30) day period, then this Lease shall terminate on the thirty (30th) day from receipt of Tenant's written notice.

1.9 "Common Areas" shall mean the following areas: (i) any areas in the Building devoted to lobbies, hallways, elevators, rest rooms, janitorial closets, mailrooms, vending areas and other similar facilities provided for the common use or benefit of tenants generally and/or for the public located in the Building; (ii) portions of the Building used for mechanical rooms, electrical facilities, telephone closets, fire towers and building stairs; (iii) elevator shafts, vents, stacks, pipe shafts and vertical ducts, provided Tenant is not granted a license to utilize such areas; and (iv) those portions of the Building and/or the Building Land which arc provided and maintained for the common use and benefit of Landlord and tenants of the Building only and employees and invitees and licensees of Landlord and such tenants; including, without limitation, all atriums, walkways, parking areas, and all streets, sidewalks and landscaped areas comprising the Building Land.

1.10 Fixed Annual Rent" shall mean the base rent to be paid each and every Lease Year during the initial term which shall be as follows:

Lease Year 1- the sum of $24.00 times the Rentable Square Footage (2,875) of the Premises per Lease Year less the first months rent which shall be zero (S0.00) or a credit to the Tenant of $5,750.00; for a remaining amount due which equals $63,250.00 per annum, payable in eleven equal monthly payments of $5,750.00, plus applicable Florida sales tax.

Lease Year 2 - the sum of 51.00 times the Rentable Square Footage (2,875) of the Premises per Lease Year; which equals $69,000.00 per annum, payable in twelve equal monthly payments of $5,750.00 plus applicable Florida sales tax.

Lease Year 3 - the sum of 523.00 times the Rentable Square Footage (2,875) of the Premises per Lease Year; which equals $71,875.00 per annum, payable in twelve equal monthly payments of $5,989.59, plus applicable Florida sales tax.

Lease Year 4 - the sum of 121.00 times the Rentable Square Footage (2,875) of the Premises per Lease Year; which equals $71,875.00 per annum, payable in twelve equal monthly payments of $5, 989.58 plus applicable Florida sales tax.

Lease Year 5 - the sum of M.50 times the Rentable Square Footage (2,875) of the Premises per Lease Year; which equals $73,312.50 per annum, payable in twelve equal monthly payments of $6,109.38 plus applicable Florida sales tax.

Lease Month 61 subsequent to Lease Year 5 — the sum of $26.00 times the Rentable Square Footage (2,875) of the Premises per Lease Month; which equals $6.229.17, payable in one monthly payment of S 6,229.17 plus applicable Florida sales tax

1.11 "Hazardous Substance"shall mean any flammables, explosives, radioactive material, hazardous wastes, hazardous or toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material as defined in any federal, state or local environmental law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Material Transportation Act, as amended, the Resource Conservation and Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted in publications promulgated pursuant to each of the foregoing.

1.12 "Landlord" shall mean BOCA TOWN PARTNERS, LLC its grantees, successors and assigns.

1.13 "Landlord's Work" shall mean all work to be performed by Landlord to complete the Premises in substantial accordance with the approved interior space plans as delineated on Exhibit "E".

1.14 "Lease Year" shall mean each twelve (12)-month period beginning on the Rent Commencement Date and each anniversary thereof, provided the Rent Commencement Date is on the first day of a month. If the Rent Commencement Date falls on a day other than the first day of a month, then the first Lease Year shall begin on the first day of the calendar month next following the Rent Commencement Date. If the Rent Commencement Date falls on a day other than the first day of a month, then the Term shall be extended by the period of time ("Partial Lease Year") from such Rent Commencement Date through the end of the calendar month in which the Rent Commencement Date falls.

1.15 "Lease Month" shall mean thirty days commencing on the first day after the last day of the last Lease Year and ending on the thirtieth day thereafter.

1.16 "Material Alterations" shall mean any alteration which: (i) is not limited solely to the interior of the Premises or in any other way affects the exterior of the Premises; or (ii) is structural or affects the strength of the Building; or (iii) affects the use of the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other services of the Building; or (iv) has an aggregate cost greater than Thirty Thousand Dollars ($30,000).

1.17 "Normal Business Hours" shall mean from 7:00 a.m. to 7:00 p.m. during all Business Days except Saturdays, and from 8:00 a.m. to 1:00 p.m. on Saturdays. Tenant to have access to Premises 24/7/365. Landlord shall provide a Key Card front door access system to the Common Area west entrance.

1.18 "Notice Address":

To Landlord at:	Boca Town Partners, LLC
800 Yamato Road, Suite 100
Boca Raton, Florida 33431
Attention: Lisa Clark , Senior V.P. of Finance
Telephone: 561-226-3600 Fax: 561-226-3623
Email: lisa(a),nationsafedrivers.com

with a required simultaneous copy to:	SARAGA & LIPSHY, P.A.
201 N.E. First Avenue
Delray Beach, Florida 33444
Attention: Robert S. Saraga, Esq.
Telephone: 561- 330-0660
Fax: 561-330-0610
E-mail saraga@slpalaw.com

To Tenant at:	Anchor Funding Services, LLC
2201-E Crown Point Executive Drive
Charlotte, North Carolina 28227
Telephone: 866-789-3863 Fax: 704-847-2259

1.19 "Premises" shall mean a portion of the first (1st) floor containing approximately 2,875 Rentable Square Feet, (subject to verification by Landlord's architect) substantially identified by labeling on the floor plans attached hereto and made a part hereof as Exhibit "B", containing a total of approximately 2,500 usable square feet and having an approximate common area loss factor of 15.0% The Premises are designated as Suite 102.

1.20 "Project" means the Building Land, together with all improvements constructed thereon from time to time including, but not limited to, the Building and Common Areas. The Project is an office building referred to as "BOCA TOWN PARTNERS PLAZA".

1.21 "Rentable Area" or "Rentable Square Footage" shall mean the total rentable area (as it exists from time to time) based on the B.O.M.A. method. Rentable Area of the Premises means approximately 2,875 square feet and Rentable Area of the Building means approximately 49,890 square feet.

1.22 "Rent Commencement Date" shall mean the date which is the same date as the Commencement Date.

1.23 "Rent Payment Location" shall mean 800 Yamato Road Suite 100 Boca Raton, Florida 33431 or such other location as Landlord may designate in writing from time to time.

1.24 "Security Deposit" The sum of SEVENTEEN THOUSAND TWO HUNDRED FIFTY ($17.250.M DOLLARS representing two months gross rent which shall be paid by Tenant to Landlord upon execution of this Lease by Tenant, and which Landlord shall hold as Security Deposit herein. There are no personal guaranties under this Lease as the Tenant is a Public Company.

1.25 "Site Plan" shall mean the diagram of the land and improvements which will comprise the Project attached hereto and made a part hereof as Exhibit "C".

1.26 "Specified Brokers" shall mean Butters Realty and Management, LLC, representing the Landlord and Commet Realty representing the Tenant with commission to each to be paid by Landlord by separate agreement.

1.27 "Stipulated Rate" means interest at the rate of two percent (2%) per annum over the prime rate published from time to time by Bank of America (or similar institution if such rate ceases to be published) (which prime rate shall be its published prime rate and not necessarily the lowest rate charged to its most creditworthy customers).

1.28 "Tenant" shall mean Anchor Funding Services, LLC. and its permitted successors and permitted assigns.

1.29 "Tenant Property" shall mean all movable partitions, business and trade fixtures, machinery and equipment, computers, furniture, satellite dish(es), signage, communications equipment and office equipment, whether or not attached to or built into the Premises which are installed in the Premises by or for the account of Tenant and can be removed without structural damage to the Building and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises.

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1.30 "Tenant's Proportionate Share" shall mean approximately 5.7611/0 which is comprised of the rentable area (as defined in B.O.M.A.) of the Premises, divided by the total rentable area (as defined in B.O.M.A.) which is constructed in the Building.

1.31"Tenant's Work" shall mean all work to be performed by Tenant to complete the Premises in substantial accordance with the Tenant's Plans attached hereto as Exhibit

1.32 "Term"shall mean five (5) Lease Years plus one (1) Lease Month plus Partial Lease Year (if applicable) commencing on the Rent Commencement Date and ending at 11:59 p.m. on the last day of the Lease Month subsequent to the last Lease Year ("Expiration Date") or on such earlier date in which the Term of this Lease shall expire or be cancelled or terminated pursuant to any of the conditions or covenants of this Lease or pursuant to law.

 1.33 "Usable Area" or "Usable Square Footage" shall mean the total usable area (as it exists from time to time) based on the B.O.M.A. method. Usable Area of the Premises means approximately 2,500 square feet, subject to adjustment as provided in Section 2 hereof.

1.34 "Use"shall mean general business office use which may include, but not be limited to, administrative office uses and all uses incidental thereto and for any other lawful use or purpose consistent with the character of a first-class office building. Tenant shall be permitted to use the Premises 24 hours per day, 365 days a year.

STANDARD PROVISIONS OF LEASE

SECTION 2. PREMISES.

Subject to the rent, terms and conditions herein set forth, Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the Premises, subject to the terms and provisions of this Lease, to have and to hold for the Term, unless the Term shall be sooner terminated as hereinafter provided.

No less than thirty (30) days Prior to the Commencement Date, Tenant shall have the right, upon written notice to Landlord, to enter the Premises for purposes of preparing the Premises for the installation of furniture systems, telephone equipment and similar functions to facilitate Tenant's move in and start up of its business operations. The indemnification and hold harmless provisions provided for herein shall apply during such pre- move in period.

In addition, if prior to the Commencement Date Tenant shall determine that rentable square footage of the Premises is not large enough to accommodate Tenant's space planning needs, Tenant shall be permitted to request that additional contiguous space be added to the Premises. Any such expansion of the Premises shall be upon the same terms and conditions applicable to the Premises initially demised hereunder (including the Fixed Annual Rent and the Allowance) and the term of any such expansion space shall be coterminous with the term of the Premises initially demised hereunder. Any such expansion of the Premises pursuant to the terms of this paragraph shall be on the first (1st) floor only. In the event of any such expansion of the Premises pursuant to the terms of this paragraph, the parties shall enter into an amendment to this Lease adding such space to the Premises and the appropriate increases shall be made to the rentable square footage of the Premises, the Tenant's Proportionate Share and any other matter under this Lease that is a function of square footage shall also be adjusted accordingly.

Promptly upon the Commencement Date, Landlord shall, at Landlord's own expense, direct its architect (or engineer) to determine the actual Usable Area of the Premises and the Rentable Areas of the Premises and the Building and the Tenant's Proportionate Share (based on B.O.M.A. and showing in detail the method of calculation thereof) as actually constructed and certify the same to Tenant. In the event that the foregoing measurements as determined in good faith by Landlord's architect (or engineer) are greater or less than the square footage specified in Section 1 of this Lease, the Usable and Rentable Areas of the Premises and Tenant's Proportionate Share shall be adjusted to equal the amount so determined, and the Fixed Annual Rent and all other amounts specified in this Lease which are a function of the Usable Area or Rentable Area of the Premises and/or Building shall be adjusted accordingly.
In the event Tenant disagrees with the Landlord's architect's (or engineer's) determination of the Usable or Rentable Areas of the Premises or Building, Tenant shall have the right to obtain a good faith determination of the measurement in question by an architect (or engineer) of its choosing. If' the determinations of the measurement in question by the architects (or engineers) of the respective parties differ, the architects (or engineers) shall each be provided with a copy of the other party's architect's (or engineer's) determination. The two (2) architects (or engineers) shall have fourteen (14) days from delivery of the other party's architect's (or engineer's) determination to agree or to select a mutually agreeable third architect (or engineer). Such third architect (or engineer) shall have thirty (30) days from the date he is selected to make such independent measurements and investigation as he deems reasonable and necessary and to deliver to the parties a written determination. The determination of such third architect or engineer will be final, binding and non-appealable. Each party shall bear the cost and fees of its architect (or engineer), and both parties shall equally divide the costs and fees of the third architect (or engineer). If the architects (or engineers) of the respective parties fail to agree yet do not appoint a third architect (or engineer) within the time provided, then either party may request that the then President of Palm Beach County Institute of Architects (or its successor organization) appoint such third architect (or engineer). If Palm Beach County does not have a chapter of the American Institute of Architects, then either party may request the Chief Judge of the Circuit Court of Palm Beach County, Florida appoint such third architect or engineer. If the parties have not agreed upon the Rentable Area of the Premises, prior to the Rent Commencement Date, Tenant shall pay Fixed Annual Rent during the period prior to the final determination in an amount calculated using the Landlord's architect's (or engineer's) determination of the Rentable Area of the Premises. Upon the final determination of the Rentable Area of the Premises, Tenant shall immediately pay any amounts which were due and not paid, or Landlord shall credit Tenant's account for any excess amounts previously paid, as the case may require. In addition, upon the final determination of the Rentable Area of the Premises, Landlord and Tenant shall enter into a Commencement Date Memorandum and Confirmation of Lease Terms. The form of which is attached hereto as Exhibit "K".

SECTION 3. TERM.

The Term shall commence on the Rent Commencement Date. Landlord shall deliver exclusive possession of the Premises to the Tenant on the Commencement Date.

SECTION 4. PERMITTED USE .

It is understood that the Premises are to he used solely for the purposes set forth in Section 1 and for no other purposes. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business in the Premises, Tenant shall, at its expense, duly procure and thereafter maintain such license or permit and shall at all times comply with the terms and conditions of same. Tenant shall not at any time suffer the Premises to be used or occupied (a) in violation of (i) the Certificate of Occupancy for the Premises or for the Building, (ii) any of the provisions of this Lease, or (iii) zoning ordinances, and rules and regulations of governmental and quasi governmental authorities having jurisdiction. Landlord shall not lease any part of the Building for, or suffer or permit any part of the Building to be used for, any use other than uses which are consistent with and appropriate for a first-class office building. Landlord confirms that Tenant's indented use as a corporate office is an accepted use permitted by local governmental authorities.

SECTION5.FIXED ANNUAL RENT.

A. Tenant hereby covenants and agrees to pay to Landlord in lawful United States funds, together with any and all applicable sales and use taxes levied upon the use and occupancy of the Premises as set forth in Section 6 the Fixed Annual Rent specified in Section 1 payable in equal monthly installments in advance, beginning on the Rent Commencement Date and continuing on the first day of each and every calendar month thereafter during said Term. All forms of rent due under this Lease shall be paid to Landlord, without demand, setoff or deduction whatsoever, unless otherwise set forth herein, at the Rent Payment Location specified in Section 1 or at such other place as Landlord shall designate in writing to Tenant.

Promptly upon the occurrence of the Rent Commencement Date, the parties shall execute an instrument confirming the Rent Commencement Date and the expiration date of the initial Term hereof, but the failure of any party to do so shall not release any of the parties from any of their obligations hereunder.

B. Any and all sums of money or charges, other than Fixed Annual Rent, required to be paid by Tenant under this Lease, whether or not the same be so designated, shall be considered "additional rent." Landlord shall have the same rights and remedies with respect to additional rent as with respect to Fixed Annual Rent. The term "Rent" is hereby defined to mean the Fixed Annual Rent and any additional rent payable by Tenant to Landlord under this Lease.

C. In the event any rental or other payment due Landlord hereunder shall not be paid within ten (10) days after the due date two (2) or more times in any Lease Year (or Partial Lease Year), on the third and each subsequent occasion in such Lease Year Tenant shall pay Landlord a late payment fee of three percent (3%) of the unpaid past due amount.

SECTION 6. SALES AND USE TAX .

Tenant hereby covenants and agrees to pay monthly to Landlord, as additional rent, any sales and use tax now or hereafter imposed upon the rents, use or occupancy of the Premises by the United States of America, the State of Florida, the County of Palm Beach or any political subdivision thereof, notwithstanding the fact that such statute, ordinance or enactment imposing the same may endeavor to impose the tax on Landlord.

SECTION 7. REAL ESTATE TAXES AND ASSESSMENTS.

(a) The term "Taxes" shall mean and include all ad valorem real estate taxes and general and special assessments which shall, beginning on the Commencement Date and continuing during the Lease Term, become due and payable with respect to the Project, other than any fine, penalty, cost or interest for any tax or assessment or part thereof which Landlord failed to timely pay (except if same are imposed by reason of Tenant's default hereunder).Landlord shall pay, prior to delinquency, all Taxes levied or assessed against the Project. Nothing contained in this Lease shall require Tenant to pay any estate, inheritance, succession, capital levy, corporate franchise, gross receipts, transfer or income tax of Landlord. References is made to the fact that, under the present system of real estate taxation in the State of Florida, the amount of real estate tax payable is discounted in varying amounts depending upon how soon after receipt of the tax bill such tax bill is paid. Tenant's share of the Taxes shall be calculated and paid based upon the highest available discount allowed under applicable law for early payment, except if Tenant fails to timely pay its share of such Taxes as required hereunder.

(b) The term "Taxes Applicable to the Premises" shall mean Tenant's Proportionate Share of all Taxes becoming due and payable in any tax year during the Term.

(c) Beginning on the Commencement Date and throughout the Term of this Lease, Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant's Proportionate Share of Taxes Applicable to the Premises as reasonably estimated by Landlord annually. Landlord shalt provide Tenant prior to execution of this Lease a cost breakdown of the current operating expenses (see Section 8) and real estate taxes for the fiscal year 2006. Such payments shall be made in equal monthly installments along with Tenant's Proportionate Share of Operating Costs, as herein defined. Also, upon request of Tenant, Landlord shall provide Tenant with a copy of the receipted tax bill(s) for the immediately preceding calendar year.

(d) In the event that taxing authorities in the locality in which the Premises arc located include or calculate, in Taxes, the value of Tenant's machinery, equipment, trade fixtures, tools, stock in trade, inventory or other assets of Tenant, then, and in that event, Tenant shall pay all taxes on such items if such taxes are separately stated.

(e) Tenant shall also pay to Landlord as additional rent, Tenant's Proportionate Share of the reasonable costs and expenses paid or incurred by Landlord during each calendar year of the Lease Term for professional and other services (including, but not limited to, reasonable fees and expenses of consultants, attorneys, appraisers and experts) in connection with efforts which successfully lowered Taxes or successfully resisted increased Taxes; provided, however, in no event shall Tenant's Proportionate share of such costs and expenses exceed the amount of the savings. Such costs and expenses shall be determined in accordance with generally-accepted accounting principles and allocated to any particular calendar year on the accrual method of accounting. Tenant shall pay its Proportionate Share of such costs and expenses annually within thirty (30) days following receipt by Tenant of a statement therefor, and Tenant's Proportionate Share shall be prorated in the event Tenant is required to make such payment for a Partial Lease Year.

(t) With respect to any special assessments for Taxes which may be evidenced by improvement or other bonds, or may be paid in installments, only the amount of such installment (with appropriate proration for any partial calendar year) which become due during the Lease Term shall be included in Tenant's annual pro rata portion of the Taxes Applicable to the Premises.

Any rebates, refunds or abatements of Taxes received by Landlord subsequent to payment of Taxes by Tenant shall be refunded to Tenant on a pro rata basis within thirty (30) days of receipt thereof by Landlord. Any such rebate, refund or abatement realized by Landlord prior to payment by Tenant shall result in an immediate reduction in Tenant's pro rata portion of the Taxes then due to Landlord.

SECTION 8. TENANT TO BEAR PROPORTIONATE SHARE OF OPERATING COSTS.

A. For the purpose of this Lease, the term "Operating Costs" shall mean the total cost and expense (as hereinafter defined), incurred by Landlord in operating, managing, and maintaining and repairing the Project. The items and charges comprising Operating Costs shall specifically include, without limitation, gardening and landscaping, the cost of public liability, property damage, wind storm, flood and other insurance as is customary for similar projects located in Boca Raton, Florida, repairs, line painting, lighting, utilities, electricity, (including electricity and water consumed in the Premises, it being expressly agreed upon by the parties hereto that the there shall be no separate electric or water meter for the Premises) sewer and water allocable to the leasable areas of the Building and to the Common Areas, sign maintenance, music systems, sanitary control, removal of trash, rubbish, garbage and other refuse from the leasable areas of the Building and the Common Areas, janitorial services for the leasable areas of the Building and to the Common Areas, service and maintenance agreements for the Common Areas, and the cost of personnel (including a property manager and employees supervised and reporting to such manager, but not including any employees above the grade of property manager nor any executives, principals, partners, investors or related or affiliated parties of Landlord or the property manager and the salary of the property manager shall be equitably apportioned among other portions of the Project and any other properties which such manager is responsible for) necessary or convenient to implement the services specified in this Lease, with all customary employment and normal retirement benefits incident thereto, including without limitation, pension and medical and life insurance benefits, and security personnel, if such personnel are employed. Landlord shall have the right with regard to any and all management and maintenance obligations of Landlord under this Lease, to contract with such person(s) or entity or entities for the performance and accomplishment of such of the obligations as Landlord shall deem proper, including entities in which Landlord may hold an ownership or other interest. In all events, Operating Costs are to be at competitive market rates and are not to exceed those which will be payable generally to an "independent contractor," which term is hereby defined as a person or firm having no direct or indirect financial or other business interest in, or relationship with, Landlord or Landlord's management agent or any of their respective principals, agents, servants, employees, stockholders, officers or directors. No Operating Costs shall be commingled with any other property or building or with those of any other person or entity unless such expenses are bona fide expenses which are incurred in connection with the Project and provided such commingling does not result in greater Operating Costs being allocated to Tenant and that Operating Costs applicable to the Project are susceptible to audit. Notwithstanding anything to the contrary contained in this Lease, Operating Cost shall not include those costs and expenses set forth in Exhibit "D" attached hereto and made a part hereof.

B. Beginning on the Commencement Date, Tenant shall pay to Landlord, as additional rent, an amount equal to Tenant's Proportionate Share of Operating Costs as reasonably estimated by Landlord annually. Landlord estimates Tenant's initial Proportionate Share of Operating Costs and Taxes during the first Lease Year shall be approximately 112..00 per rentable square foot per year and payable in twelve (12) equal monthly installments; however this is intended only to be an estimate and is subject to adjustment by Landlord. Such payments shall be made in monthly installments, commencing on the Commencement Date and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated expenses. It is the intention hereunder to estimate after the end of each calendar year the amount of the actual expenses for each calendar year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based solely on the actual expenses incurred in the previous year. Landlord shall provide Tenant prior to execution of this Lease a cost breakdown of current operating expenses and real estate taxes (see Section 7) for fiscal year 2006.

On or before approximately April 1 of each calendar year, Landlord shall deliver to Tenant a statement certified by Landlord in reasonable detail setting forth the total Operating Costs and Taxes actually incurred for the preceding calendar year and the method of calculation thereof. If Tenant's Proportionate Share of the actual expenses for the previous calendar year as determined above exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within thirty (30) days of the receipt of the statement, If such total of the estimated monthly payments made by Tenant exceeds Tenant's Proportionate Share of the actual expenses for such previous year as determined above, then Landlord shall pay Tenant the amount of the credit within thirty (30) days of the receipt of the statement. The obligations of Tenant and Landlord to make payment adjustment required under this Section shall survive the termination of this Lease.

C. At reasonable times and on reasonable notice, Tenant shall have the right, not more frequently than once in any calendar year, to audit all of Landlord's (or Landlord's agent's) records pertaining to Operating Costs with a representative of its choice, which is not compensated on a contingency basis. In the event the overstatement of charges exceeds five percent (5%) of the sum previously billed to Tenant, Landlord shall refund Tenant the cost of such audit. In the event such audit shall reveal that Tenant was over charged Operating Costs, then any overcharges billed to Tenant shall be refunded by Landlord to Tenant within thirty (30) days after Tenant's completion of such audit. Landlord shall retain its records regarding Operating Costs for a period of at least one (1) year following the final billing for the calendar year in question and shall make same available to Tenant for review at the Building or at the office of Landlord's property manager in Boca Raton, Florida. The failure of Tenant to elect to examine Landlord's records pertaining to Operating Costs within one hundred twenty (120) days of receiving a reconciliation of Operating Costs for the previous calendar year shall be deemed to be a waiver of Tenant with respect to such examination or auditing and the acceptance by Tenant of the annual statement for the particular calendar year to which the annual statement relates.

D. Special Allocation of Operating Costs - Prior to the date on which ninety-five percent (95%) of the total rentable area of the Building is occupied by tenants, those components of Operating Costs which vary with the level of occupancy of the Building shall be allocated as if the Building had been at least 95% leased and occupied. All allocations shall be made in accordance with generally accepted accounting principles consistently applied. Operating Costs which do not vary with the level of occupancy, such as insurance and all expenses related to the Common Areas, will continue to be allocated on a pro rata basis over the total rentable area of the Building, whether or not occupied.

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SECTION 9. USE OF COMMON AREAS.

The use and occupation by Tenant of the Premises shall include the nonexclusive use, in common with others entitled thereto, of the Common Areas including, without limitation, the lobbies, waiting areas and other areas for the nonexclusive use of tenants, and agents, employees, customers and invitees of Tenants, within the Building as such Common Areas now exist or as may hereafter be constructed for the benefit of or as a part of the Building, and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease and the reasonable nondiscriminatory rules and regulations for the use thereof as prescribed from time to time by the Landlord. (The elevators and stairwells to the second floor are for the exclusive use of other tenants.) Subject to the terms of this Lease, all Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the full right and authority to employ all personnel and to make all reasonable nondiscriminatory rules and regulations as Landlord may in its reasonable discretion deem proper, pertaining to the proper operation and maintenance of the Building Common Areas. Landlord shall have the right to temporarily close all or any portion of the Common Areas to such extent as may, in the reasonable opinion of Landlord's counsel, be legally sufficient to prevent a dedication thereof or the accrual of any rights to any person or the public therein; and to close temporarily any portion thereof in connection with the completion of necessary repairs thereto, and except as otherwise expressly provided herein, Tenant shall not be entitled to any compensation, damages, or diminution or abatement of rent, nor shall same be deemed a constructive or actual eviction; provided, however, in no event shall any such closure prohibit Tenant from accessing the Premises, otherwise, all Fixed Annual Rent and additional rent payable by Tenant hereunder shall abate during the period in which Tenant shall be prohibited from accessing the Premises as a result of such closure.

SECTION 10. WASTE OR NUISANCE

Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Project.

SECTION 11. CONSTRUCTION OF LANDLORD'S WORK AND TENANT'S WORK.

A. Landlord's Work.

Landlord agrees, at the sole cost and expense of Landlord, to perform any and all work necessary to deliver exclusive possession of the Premises to Tenant in the following condition ("Landlord's Work"):

(1) The Premises shall be delivered to Tenant by Landlord in a turn-key build out equal to a standard office finish and in a neat and clean condition, free of any Hazardous Substance (including, without limitation, any asbestos or asbestos-containing material). Landlord shall construct such demising partitions as shall be necessary to separate the Premises from the balance of the Building which contains the Premises in substantial accordance with the Tenant's approved floor plan. Such demising walls and partitions shall be metal studs covered with drywall (to have a minimum one hour rating) which are taped, bedded and sanded smooth, in a condition ready for final finish to be applied by Tenant. Landlord shall insure that the demising walls and partitions meet or exceed all applicable fire codes and insurance regulations.

(2) The Premises shall be delivered in a structurally sound condition and with a completely watertight roof; and all plumbing, sprinkler system, HVAC system and utilities shall be in good working order.

(3) Landlord agrees, to fully cooperate with Tenant and to assist Tenant in obtaining the Building Permit required for Tenant's Work, and in obtaining an unconditional permanent Certificate of Occupancy for the Premises, or the local equivalent thereof.

(4) The Premises shall be delivered in accordance with Landlord's Work requirements as set forth in Exhibit "E".

(5) The Project and exterior Common Areas (parking areas, drives and landscape areas) shall be completed by Landlord.

(6) Landlord warrants and guarantees Landlord's Work to have been accomplished in a first class manner with good workmanship and materials for a period of twelve (12) months from the Rent Commencement Date. After expiration of said twelve (12) month warranty period, Landlord shall assign to Tenant any and all warranties and guaranties of third parties held by Landlord relating to matters which will be the Tenant's maintenance responsibility hereunder, except in the event same are unassignable, in which event Landlord shall enforce same for the benefit of Tenant. Landlord warrants that upon completion of Landlord's Work, the Premises and Building will meet with all present laws, codes, regulations and ordinances.

Prior to Tenant taking possession of the Premises, Tenant shall be given an opportunity to inspect the Premises with Landlord's representative to confirm that Landlord's Work has been properly completed. At that time, Tenant shall execute an inspection statement listing any deficiencies in Landlord's Work; which statement is to be mutually agreed upon by Landlord and Tenant at the time of Tenant's inspection. In the event there are any deficiencies in the Landlord's Work, Landlord will be obligated to correct those items at its sole cost within a reasonable period of time, not to exceed sixty (60) days from the date of such inspection. The Landlord's obligation to correct any deficiencies as provided for in this Section 11 A, shall not be grounds for deferring the Commencement Date. If Tenant fails to take advantage of the right to a pre-possession inspection on the date and time scheduled, Landlord will not be obligated to reschedule an inspection prior to Tenant taking possession of the Premises and Tenant shall be deemed to have accepted possession of the Premises in its "AS IS" condition.

B. Tenant's Work. Prior to the commencement of construction by Tenant, Tenant shall supply Landlord with its proposed floor plan layout and scope of work for the Premises (the "Preliminary Plans") and shall hereinafter be referred to as "Tenant Work". Landlord shall have three (3) business days from its receipt of the Preliminary Plans to approve or disapprove same, which approval shall not be unreasonably withheld. In the event Landlord fails to disapprove said Preliminary Plans within such three (3) business days, the Preliminary Plans shall be deemed approved. Prior to the commencement of construction by Tenant, Tenant shall supply Landlord with the final plans and specifications for Tenant's Work. Tenant's Work shall be compatible with Landlord's Work and must comply with all applicable laws, ordinances and building codes and must be approved by Landlord, which approval shall not be unreasonably withheld. Landlord shall have seven (7) days from its receipt of the final plans and specifications for Tenant's Work to approve or disapprove same, which approval shall not be unreasonably withheld. In the event that Landlord has failed to approve the final plans and specifications for Tenant's Work within said seven (7) day period, Tenant's Work shall be deemed approved. Such plans and specifications, as finally approved by Landlord, are referred to herein from the time to time as "Tenant's Plans". Any upgrades or improvements made to the Premises in addition to Landlord's Work made either simultaneously or subsequent to such work shall be an additional cost to Tenant.

Tenant shall have the right to undertake all of the Tenant's Work through its own contractor. There shall be no fees charged by Landlord to Tenant for management or supervision by Landlord of Tenant's Work. Tenant shall be permitted to enter and have prior access to Premises along with its agents, contractors and architects. Such right of access shall include access to and use of the loading dock, elevators, electrical systems, air conditioning and related facilities. There shall be no charge for the use of said facilities.

Tenant shall obtain Landlords prior written approval to any material revisions to the Tenant's Plans requested by Tenant, which approval shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary herein contained, Tenant's Work may vary from the requirements of the Tenant's Plans if the variances are required by the circumstances or good construction practices, the building permit or applicable legal requirements, or if the variance is not material.

Prior to Tenant commencing any portion of the Tenant's Work, Tenant shall: (i) obtain the Building Permit, (ii) advise Landlord of the name of the general contractor to be engaged by Tenant to perform the Tenant's Work, the selection of such contractor to be subject to the reasonable prior approval of Landlord (which approval shall not be unreasonably withheld or delayed), and (iii) furnish Landlord with proof that Tenant has obtained public liability insurance covering the Premises as required by Section 26A hereof and that the general contractor has in effect a policy of liability insurance, builder's risk insurance and workers' compensation insurance in such amounts and in such form as is customarily maintained in connection with similar construction in the vicinity of the Building. Tenant shall perform Tenant's Work in a good and workmanlike manner in compliance with the building and zoning laws applicable to the Premises. Tenant shall complete Tenant's Work free and clear of all liens and encumbrances for work, labor and services.

C. HVAC Systems. Tenant shall have the ability to control the Premises' temperature and humidity on a constant (24 hours per day) basis. Tenant, at its expense, shall have the right during the term of this Lease, to install its own package air-conditioning unit(s) within the Premises or on the roof of the Building. Prior to installing any such package air-conditioning unit, Tenant shall obtain Landlord's approval of the plans and specifications thereof, which approval shall not be unreasonably withheld or delayed. In the event Tenant installs its own package air-conditioning unit(s) on the roof of the Building, Tenant shall be solely responsible for any roof damage caused by the installation of the air conditioning units or caused by the operation of such units throughout the Term of this Lease.

SECTION 12. CONDITION OF PREMISES .

Tenant acknowledges that Landlord has made no representations or promises as to the condition of the Premises, nor shall Landlord be required to construct any alterations or improvements to the Premises, except as expressly set forth in this Lease.

SECTION 13. ALTERATIONS.

All Alterations by Tenant must be in accordance with the requirements of this Lease. The Tenant may, provided the Tenant is in compliance with all applicable provisions of this Section 13 make at its sole cost and expense Alterations which are not Material Alterations without the consent of Landlord. Tenant shall be required to obtain Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed) with regard to Material Alterations. Before proceeding with any Material Alteration, Tenant shall submit to Landlord for Landlord's approval (which approval or disapproval (with reasons for such disapproval) Landlord shall provide to Tenant within seven (7) days after receipt of such plans and specifications), the name of the contractor and plans and specifications for the work to be done and Tenant shall not proceed with such work until it obtains Landlord's approval, which approval shall not be unreasonably withheld or delayed. In the event that Landlord has failed to approve such plans and specifications within said seven (7) day period, such plans and specifications shall be deemed approved. Tenant, at its expense, shall obtain all necessary governmental permits and certificates for the commencement and prosecution of the Alterations and for final approval thereof upon completion and shall cause the Alterations to be performed in a good and workmanlike manner in

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accordance with the requirements of all applicable governmental authorities. All Alterations shall be diligently performed in a good and workmanlike manner, using materials and equipment at least equal in quality and class to the original installations of the Premises. All decorations, additions, improvements or other alterations to the Premises, except for the Tenant's Property, shall, unless Landlord elects otherwise in writing, become the property of Landlord upon the expiration of this Lease, and shall be surrendered with the Premises at the expiration of this Lease. Landlord shall have the right to designate at the time of its approval of any request by Tenant for permission to make Material Alterations to the Premises those items for which Landlord reasonably reserves the right to require Tenant to remove upon the expiration or sooner termination of the term of this Lease. Any such designation shall be in Landlord's reasonable discretion, based upon sound business judgment as to the probable effect of such Material Alteration upon Landlord's ability to re-let the Premises upon the expiration or sooner termination of the Term of this Lease. If required by Landlord in accordance with the foregoing, any such Material Alteration to the Premises shall be removed at Tenant's expense upon the expiration or sooner termination of the Term of this Lease and Tenant, at its expense, shall also repair any damage to the Premises caused by such removal, reasonable wear and tear, casualty, condemnation and Acts of God excepted.

SECTION 14. LIENS.

Nothing contained in this Lease shall be construed as a consent on the part of the Landlord to subject the estate of Landlord to liability under the Mechanic's Lien Law of the State of Florida, it being expressly understood that the Landlord's estate shall not be subject to such liability. Tenant shall strictly comply with the Mechanic's Lien law of the State of Florida, as set forth in Chapter 713, Florida Statutes. Notwithstanding the foregoing, Tenant, at its expense, shall cause any lien filed against the Tenant's interest under this Lease, the Premises, the Building or the Project Common Areas for work, services or materials claimed to have been furnished to or for the benefit of Tenant (other than on account of the Landlord's Work) to be satisfied or transferred to bond within twenty (20) days after Tenant's having received notice thereof. In the event that Tenant fails to satisfy or transfer to bond such Claim of Lien within said twenty (20) day period, the Landlord may do so and thereafter charge the Tenant as additional rent, all reasonable costs incurred by the Landlord in connection with the satisfaction or transfer of such claim, including attorneys' fees plus interest thereon at the Stipulated Rate.

SECTION 15. NEGATIVE COVENANTS.

Landlord covenants at all times during the Term:

A. Except as required by law, not to make any material change, alteration, or addition to the Project including, but not limited to, the Building, the configuration of the Common Areas, methods of pedestrian or vehicular ingress and egress, lighting, curbing, building heights and stories, which change, alteration or addition would have a material and adverse affect on Tenant.

B. Except as required by law, not to maintain or permit any construction, barricades or obstructions in the Project which would have the effect of materially impeding pedestrian or vehicular access between the Premises and the public roadways adjacent to the Project.

SECTION 16. REPAIRS.

A. Landlord will keep: (a) the roof, structure, columns, exterior walls and exterior windows, foundation, interior load-bearing walls and demising walls and floors, in sound, watertight condition and good state of repair; and (b) the elevators, and all Building systems and facilities including, but not limited to, the base building electrical, water, gas, sewer, life safety, mechanical and HVAC (including the Premises' air handling equipment, but excluding separate package air-conditioning systems specially installed by or for Tenant for Tenant's sole use, if any) supplied to the Premises in good operating condition, maintenance and repair; and (c) the sidewalks, curbs, driveways, parking areas (if any) and landscaping in good condition and repair, open and free of debris or other obstruction. The Landlord will also keep the public portions of the Building, toilets and Common Areas in clean, sightly, good operating condition and repair as well as any Building systems which penetrate into or pass through the Premises or upon which the Premises are dependent. Landlord agrees, at its expense, upon request of Tenant, to remedy any latent defects in Landlord's Work. All repairs, replacements and restorations made by Landlord shall be equal in quality and class to the originals thereof and shall be completed in compliance with applicable law. The Landlord covenants that any repairs or replacements (as the case may be) required by the terms of this Lease to be made by Landlord shall be commenced and completed expeditiously. All repair obligations of Landlord hereunder with respect to the Project, other than structural repairs and except as expressly set forth in Exhibit "D" hereof, shall be deemed a component of Operating Costs.

B. Tenant shall not suffer any damage, waste or deterioration to occur to the Premises and shall maintain the interior non-structural portions of the Premises and the fixtures and appurtenances therein in good and sightly condition, and shall make all repairs necessary to keep them in good working order and condition (including structural repairs when those are necessitated by the negligence or willful misconduct of Tenant or its agents, employees or invitees) ordinary wear and tear and Acts of God excepted, and subject to the provisions of Sections 17and 18 hereof. All repairs, replacements and restorations made by Tenant shall be equal in quality and class to the originals thereof and shall be completed in compliance with applicable law. The Tenant covenants that any repairs or replacements (as the case may be) required by the terms of this Lease to be made by Tenant shall be commenced and completed expeditiously. The exterior walls of the Building, the windows and the portions of all window sills outside same are not part of the Premises and Landlord hereby reserves all rights to such parts of the Building (subject to the terms and provisions of this Lease). Landlord shall assign to Tenant all guaranties, warranties and service agreements and any other items relating to any and all parts of the Premises for which Tenant bears any responsibility during the Term.

C. Landlord agrees that it shall during the Term of this Lease; to maintain the Building, the Common Areas and the Project in a safe, good and clean condition. Landlord shall be responsible for remedying or repairing any work performed by Landlord at the Premises or the Project to the extent such work was not constructed in accordance with all applicable governmental laws, codes and ordinances.

D. Landlord covenants and agrees, at its expense without reimbursement or contribution by Tenant, to keep, maintain, alter and replace, if necessary, all Common Areas (including, without limitation, access to the Building and Premises) and structural components of the Building so as to maintain compliance of same with the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq. (the "Act"), as amended from time to time, and all rules and regulations promulgated to further the purpose of and to enforce the Act (the "ADA").

E. Landlord covenants and agrees, at its expense without reimbursement or contribution by Tenant, to keep, maintain, alter and replace, if necessary, the air conditioning equipment (other than any package units installed by Tenant) so as to maintain compliance of same with regard to the use of chlorofluorocarbons ("CFCs") under all laws, rules, regulations and orders now or hereafter in effect (the "Laws") including, without limiting the generality of the foregoing, all Laws issued under the authority of the Clean Air Act Amendment of 1990 (the "Act").

SECTION 17. EMINENT DOMAIN.

A. If, after the execution and before the termination of this Lease: (i) any portion of the Premises is taken by eminent domain or conveyed in lieu thereof; or (ii) as a result of a taking by eminent domain or the action of any public or quasi-public authority or a conveyance in lieu thereof, the means of ingress or egress to and from the Building is so permanently altered as to materially and adversely affect the flow of traffic in, to, from or about the Building; then, in any of the foregoing events, the Lease Term shall, at the option of Tenant, cease and terminate as of the day possession shall be taken by the acting governmental or quasi-governmental authority (the "Date of Taking"). Such option to terminate shall be exercisable by Tenant giving written notice to Landlord on or before thirty (30) days after the Date of Taking, which notice shall provide for a termination date (the "Termination Date") not later than ninety (90) days after the Date of Taking and Tenant shall pay Rent up to the Termination Date, and Landlord

SECTION 19. OUIET ENJOYMENT.

Landlord covenants and agrees that, upon Tenant's paying on a monthly installment basis the Fixed Annual Rent and any additional rent required hereunder and performing all of the other covenants herein on its part to be performed, Tenant shall and may peaceably and quietly hold and enjoy the Premises without hindrance by Landlord or persons claiming through or under Landlord (including, without limitation, any mortgagee of Landlord), subject to the terms, covenants and conditions of this Lease.

SECTION 20. RIGHT OF ENTRY .

Upon reasonable prior notice, Landlord and Landlord's agents shall have the right during Normal Business Hours (and at all times in the case of emergency) to enter the Premises, to examine the same, and to show them to prospective purchasers or lenders of the Building. Upon reasonable prior notice (except in the case of an emergency), Landlord and Landlord's agents shall have the right outside of Normal Business Hours to enter the Premises to make such repairs, alterations, improvements or additions as required under this Lease or as Landlord may reasonably deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefore without the same constituting an eviction of Tenant in whole or in part, and the Rent reserved shall in no wise abate while said repairs, alterations, improvements, or additions are being made unless Tenant is prevented from operating in the Premises in whole or in part, in which event Fixed Annual Rent and all other charges shall be proportionately abated during said period. Upon reasonable prior notice, during the six (6) months prior to the expiration of the term of this Lease or any renewal term, Landlord may during Normal Business Hours exhibit the Premises to prospective tenants. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or the Building or any part thereof, except as otherwise herein specifically provided.

SECTION 21. SERVICES.

Landlord covenants that it will furnish to the Premises and Building the following services on all days during the Term:

(a) Water to the floors in which the Premises are located for lavatory, lavatory wash basins and cleaning purposes twenty four hours per day, three hundred sixty five days per year.

(b) Elevator service to each floor of the Building twenty four hours per day, three hundred sixty five days per year; provided, however, Landlord may reasonably limit the number of elevators in operation during times outside of Normal Business Hours. Landlord shall without charge provide freight elevator service in the Building during Normal Business Hours subject to Landlord's reasonable scheduling procedure, if any.

(c) Fluorescent, incandescent and other bulb replacement in the Common Areas and service areas of the Building.

(d) Janitorial services for the Premises and Building as performed in other comparable buildings in Boca Raton, Florida which shall be furnished five (5) days per week, exclusive of normal business holidays and Saturdays.

(e) Security in the form of limited access to the Building during times outside of Normal Business Hours shall be provided by means of a central management system with electronic readers custom-designed for the Building. Tenant shall have access to the Premises 24 hours per day, 365 days per year. Each employee of Tenant shall have access cards and codes for Building access outside of

Normal Business Hours. In the event that Landlord in its sole and absolute discretion, determines that guards or extra security is required for the Building, the cost of such guards or extra security shall not be borne by the tenants in their Proportionate Share and shall be included as an Operating Expense.

(f) Landlord shall provide electricity of up to 10 watts per square foot (slab to slab) of useable area of the Premises. Tenant shall reimburse Landlord for all electrical service rendered or furnished to the Premises by way of Operating Expenses. The foregoing notwithstanding, Landlord reserves the right at anytime to install a sub-meter for utility service and bill Tenant directly for electricity. if in Landlord's sole discretion, Tenant's consumption of electricity is overly excessive in relation to Tenant's Proportionate Share of Operating Expenses.

(g) The Building shall have a complete heat-activated sprinkler system, smoke detectors, speaker/strobe fire alarm and remote monitoring generator.

(h) Trash removal,

(i) Electrical lighting service for the Common Areas.

(i) A building directory in the lobby of the Building and Tenant shall be entitled to at least Tenant's Proportionate Share of space thereon.

(k) Heating and air-conditioning in season at such temperatures and in such amounts as shall provide comfortable working conditions throughout the Premises and in the lobby, hallways and bathrooms during Normal Business Hours (i.e., sufficient capacity to maintain an inside base building temperature within the Premises of 75 degrees Fahrenheit dry bulb in the summer when the outside temperature is 92 degrees Fahrenheit dry bulb, 80 degrees Fahrenheit wet bulb, and an inside base building temperature of 72 degrees Fahrenheit dry bulb in the winter when the outside temperature is 42 degrees Fahrenheit). Said HVAC system shall provide the proper outside make-up air in accordance with the latest indoor air quality standards and/or local mechanical code, whichever is more stringent. Landlord shall furnish heating and air-conditioning service to the Premises at times other than Normal Business Hours upon request of Tenant. Tenant shall bear the cost of such additional service as incurred, or its Proportionate Share of such cost, in the event any tenant or occupant of the Building other than Tenant shall contemporaneously request such after-hours service, which cost shall be the actual cost to Landlord charged by the applicable supplier thereof. Tenant may, at its expense, install supplementary air-conditioning systems to service the Premises. All costs in connection with such supplementary systems shall be at Tenant's sole cost and expense and shall otherwise comply with the other provisions of this Lease in connection with any improvements or alterations to the Premises. The Building heating and air-conditioning system shall have sufficient capacity and operating efficiency and shall be run long enough in the evening and started early enough in the morning, to provide the proper temperature, humidity and air flow for comfortable working conditions during Normal Business Hours.

(l)Waste water and sewer services.

(m) Landlord's failure to furnish, or the interruption or termination of, the services described in this Section in whole or in part resulting from causes beyond the reasonable control of Landlord, its agents, or employees, shall not render Landlord liable in any respect, shall not be construed as an eviction of Tenant, nor entitle Tenant to any abatement of any Rent under this Lease, except as expressly provided herein; provided, however, that Landlord shall use its best efforts diligently and continuously to restore such service in the least amount of time. Tenant shall be provided no less in quantity or quality of the above described services than shall be provided any other tenant in the Building or in similar buildings in the Boca Raton area. Landlord represents that the Building currently has a back-up gas generator which has been installed for the purpose of providing back up electrical service for key mechanical components located within the Building. In the event of a temporary power outage on account of adverse weather conditions, Landlord will use commercially reasonable efforts to provide limited electrical service to the Premises using the back up generator in order to run Tenant's key mechanical, cooling and computer systems. Notwithstanding the foregoing, if any of the aforementioned services are not provided to Tenant (i) as a result of causes within the reasonable control of Landlord or the negligence or willful misconduct of Landlord or Landlord's employees or agents, or (ii) in any event for a period of more than three (3) consecutive business days following Landlord's receipt of written notice from Tenant of the absence of such service(s), and if a material adverse effect on Tenant's ability to conduct its business in the Premises results from the absence of such service(s), then Fixed Annual Rent and all additional rent under this Lease shall abate during the period such service(s) is not provided and shall continue until such date and time as such service(s) is re-established.

SECTION 22. ASSIGNMENT AND SUBLETTING .

A. Tenant may not assign this Lease in whole or in part, nor sublet all or any portion of the Premises, without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld, delayed or conditioned. If Tenant shall be in default of this Lease (beyond any applicable notice and grace period), Landlord may, until such default is cured, withhold its consent to any proposed assignment or subletting. In the event that Landlord fails to disapprove the proposed assignment or subletting of the Premises within fifteen (15) days from and after the date that Landlord receives Tenant's request to assign or sublet the Premises, then such assignment or subletting of the Premises shall be deemed to have been approved by Landlord without condition. If Tenant requests Landlord's consent to a specific assignment or sublease, Tenant will simultaneously with such requests give Landlord (i) the name and address of the proposed assignee or subtenant, (ii) the terms of the proposed assignment or sublease, and (iii) reasonably satisfactory and complete information about the nature, financial condition, business and business history of the proposed assignee or subtenant, and its proposed initial use of the Premises. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by any party other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of the covenants on the part of Tenant herein contained. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law. Tenant shall deliver to Landlord within twenty (20) days after any assignment or subletting a copy of the executed assignment or sublease agreement. Any assignment or sublease shall provide that the assignee or subtenant shall comply with all applicable terms and conditions of this Lease to be performed by Tenant hereunder. The permitted use of the Premises shall not change in connection with any assignment or sublease without Landlord's consent. Notwithstanding any assignment or sublease, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions hereof or any Rent or other sums to be paid hereunder.

B. Notwithstanding the foregoing, Tenant may, without the approval of Landlord, assign this Lease, or sublease the Premises, in whole or in part, to: (a) any corporation which has the power to direct Tenant's management and operation, or any corporation whose management and operation is controlled by Tenant; or (b) any corporation a majority of whose voting stock is directly or indirectly owned by Tenant; or (c) any corporation in which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for merger or consolidation of corporations, so long as the liabilities of the corporations participating in such merger or consolidation arc assumed by the corporation surviving such merger or created by such consolidation; or (d) any entity acquiring this Lease and a substantial portion of Tenant's assets; or (e) any successor to a successor entity becoming such by either of the methods described in Subsections (c) or (d) above.

SECTION 23. DEFAULT.

A. Tenant's Default. (i) If Tenant shall default in the payment of the Fixed Annual Rent, any additional rent or any other sums payable by Tenant herein when due, and such default shall continue for a period of ten (10) days after written notice, or (ii) if Tenant shall default in the performance of any nonmonetary covenant or agreement of this Lease and said default shall continue for more than thirty (30) days after written notice thereof, or in the event that the default is of such a nature as cannot with diligent effort be cured within said thirty (30) day period, if Tenant shall not commence to cure within said period and diligently prosecute remedial efforts to completion within a reasonable time thereafter, or (iii) if Tenant should become bankrupt or insolvent or any debtor proceedings be taken by or against Tenant (provided, if same shall be involuntary on the part of Tenant, the event in question shall not be deemed a default within the meaning of this Lease if dismissed or vacated by Tenant within sixty [60] days thereof), or (iv) if Tenant shall assign this Lease in whole or in part or sublet all or any portion of the Premises in violation of Section 22 hereof, then Landlord may pursue any and all remedies and rights available to Landlord at law or in equity. Tenant covenants and agrees, notwithstanding any entry or reentry by Landlord, whether by summary proceedings, termination or otherwise, to pay and be liable for on the days originally fixed herein for the payment thereof, amounts equal to the several installments of Rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated, or if Landlord had not entered or reentered as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for the remainder of the Lease Term or a period less than the remainder of the Lease Term; but in the event the Premises is relet by Landlord, Tenant shall be entitled to a credit against its rental and other monetary obligations hereunder in the amount of the Rents and other sums received by Landlord from any such reletting of the Premises less any reasonable costs incurred by Landlord (not previously reimbursed by Tenant) in connection with the repossessing of the Premises, including, without limitation, reasonable attorneys' fees, brokerage commissions (prorated for the portion of the Lease Term remaining) and any costs of repairs or alterations. The Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a reletting of said Premises in excess of the Rent provided in this Lease. In no event shall Tenant's obligations hereunder exceed the amount of any such obligation that would have existed if the Premises had remained vacant and had not been relet. In the event of termination of Tenant's right of possession to the Premises by Landlord as aforesaid, Landlord shall use reasonable efforts to relet the Premises at a fair market rental or as near thereto as is then possible under all circumstances then existing so as to minimize the damages suffered by Landlord and payable by Tenant.

B. If any event of default (after expiration of applicable notice and grace periods) occurs, the Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of the Tenant's property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and the Landlord shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and the Tenant hereby waives any and all claim against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts, except if caused by the negligence or willful misconduct of Landlord, its agents or employees.

C. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. Any such reentry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry, except if caused by the negligence or willful misconduct of Tenant.

D. In the event of a breach of any covenant of this Lease, Landlord shall have the right to apply for an injunction. Any and all rights, remedies and options given in this Lease to Landlord in the event of a default by Tenant shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under any law now or hereafter in effect or in equity.

E. If Tenant shall default in the performance of any provision of this Lease on Tenant's part to be performed, Landlord may, after the expiration of applicable notice and cure periods, perform the same for the account of Tenant and Tenant shall promptly reimburse Landlord for any reasonable expense incurred therefor plus interest thereon at the Stipulated Rate, which expenses shall be deemed to be additional rent.

F. Landlord's Default. If Landlord shall violate, neglect or fail to perform or observe any of the representations, covenants, provisions, or conditions contained in this Lease on its part to be performed or observed, which default continues for a period of more than thirty (30) days after receipt of written notice from Tenant specifying such default or ten (10) days after notice in the case of a monetary default), or if such default is of a nature to require more than thirty (30) days for remedy and continues beyond the time reasonably necessary to cure (provided Landlord must have undertaken procedures to cure the default within such thirty (30) day period and thereafter diligently pursues such efforts to cure to completion), Tenant may, at its option (in addition to all other rights and remedies provided Tenant at law, in equity or hereunder), incur any reasonable expense necessary to perform the obligation of Landlord specified in such  notice and bill Landlord for the costs thereof.  Notwithstanding the foregoing, if in Tenant's reasonable judgment, an emergency  shall exist,

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Tenant may cure such default without any prior notice to Landlord. If Landlord has not reimbursed Tenant within thirty (30) days after receipt of Tenant's bill, Tenant may deduct the reasonable cost of such expense, plus interest thereon at the Stipulated Rate, from the Fixed Annual Rent and other payments next becoming due after the expiration of said thirty (30) day period. Nothing herein shall be construed as requiring Tenant to await the passage of thirty (30) days before seeking equitable relief (exclusive of the right of termination). The self-help option given in this Section is for the sole protection of Tenant, and its existence shall not release Landlord from its obligation to perform the terms, provisions, covenants and conditions herein provided to be performed by Landlord or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord. Any and all rights, remedies and options given in this Lease to Tenant in the event of a default by Landlord shall be cumulative and in addition to and without waiver of or in derogation of, any right or remedy given to it under any law now or hereafter in effect or in equity.

SECTION 24. LEGAL EXPENSES.

In the event that it shall become necessary for either Landlord or Tenant to employ the services of attorneys to enforce any of their respective rights under this Lease or to collect any sums due to them under this Lease or to remedy the breach of any covenant of this Lease on the part of the other to be kept or performed, the nonprevailing party (Tenant or Landlord as the case may be) shall pay to the prevailing party such reasonable fees as shall be charged by the prevailing party's attorneys for such services at all trial and appellate levels and post judgment proceedings and such prevailing party shall also have and recover from the nonprevailing party (Landlord or Tenant as the case may be) all other costs and expenses of such suit and any appeal thereof or with respect to any postjudgment proceedings.

SECTION 25. INSURANCE.

A. Tenant agrees to maintain, at Tenant's sole cost and expense, comprehensive general public liability insurance in standard form against claims for bodily injury or death or property damage occurring in or upon the Premises, effective from the date Tenant enters into possession and during the term of this Lease. Such insurance shall afford minimum protection during the term of this Lease of not less than One Million Dollars ($1,000,000.00). Any insurance policies required under this Paragraph A shall name Landlord as an additional insured. Upon Tenant's default in obtaining or delivering the policy or certificate for any such insurance or Tenant's failure to pay the charges therefor, Landlord may, upon ten (10) days notice to Tenant, procure or pay the reasonable charges for any such policy or policies (for not more than a 12 month period) and charge the Tenant therefor plus interest thereon at the Stipulated Rate as additional rent.

B. Tenant shall at all times during the term hereof and at its cost and expense, maintain in effect policies of insurance covering all of Tenant's personal property, trade fixtures and equipment located in the Premises, in an amount equal to their full replacement value, providing protection against any peril included within the standard classification of "Fire and Extended Coverage", together with insurance against sprinkler damage, vandalism, theft and malicious mischief The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the personal property, trade fixtures and equipment so insured.

C. Landlord and Tenant waive their right to recover damages against each other (and their respective officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees or business visitors) for any loss or damage arising from any cause covered by any casualty insurance required to be carried by either party pursuant to this Lease. Any insurance policy procured by either Tenant or Landlord which does not name the other as an additional insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company.

D. Tenant at its expense shall comply with all requirements of the Board of Fire Underwriters, or any other similar body affecting the use of the Premises, and shall not use the Premises in a manner which shall increase the rate of fire insurance or other insurance of Landlord or of any other tenant, over that in effect prior to this Lease. If Tenant's use of the Premises increases the fire insurance rate, Tenant shall reimburse Landlord for all such increased costs.

E. Landlord shall, at its expense (as part of the Operating Costs), at all times during the Term hereof, maintain or cause to be maintained in effect coverage under a policy or policies of fire and extended coverage insurance covering the Building, in an amount not less than one hundred percent (100%) of the full replacement value (exclusive of the costs of excavations, foundations and footings) from time to time during the Term of this Lease, providing protection against any peril generally included within the classification "Fire and Extended Coverage," together with insurance against sprinkler damage, vandalism, malicious mischief and flood (if located within a designated flood zone).

F. Landlord shall, at its expense (as part of the Operating Costs), at all times during the Term hereof, carry comprehensive public liability and property damage insurance against claims for injury to persons and property occurring in the Common Areas.

G. All policies of insurance provided for herein shall be issued by insurance companies qualified to do business in the State of Florida and rated A: VIII or better in Best's Insurance Guide (or similar rating in an equivalent publication if no longer published). Executed copies of such policies of insurance as either party is required to carry hereunder or certificates thereof shall be delivered to the other party within thirty (30) days of receipt of a written request therefor. All policies of insurance required to be carried by either party hereunder must contain a provision that the company writing said policy will give the other party at least thirty (30) days notice in writing in advance of any cancellation or modification.

Notwithstanding anything to the contrary contained with this Section 25either party's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by them; provided, however, that the coverage afforded Landlord and Tenant will not be reduced or diminished by reason of the use of such blanket policy of insurance, and provided further that the requirements set forth herein are otherwise satisfied. Landlord and Tenant agree to permit the other at all reasonable times to inspect the policies of insurance of Landlord and Tenant covering risks upon the Premises or the Building for which policies or copies thereof are not required to be delivered to the other.

H. Tenant may self-insure any of its insurance coverage obligations hereunder so long as Tenant's net worth is in excess of One Hundred Million Dollars ($100,000,000) as evidenced by annual financial statements provided to Landlord by Tenant's accountants or by reports published in accordance with the Securities Exchange Commission's reporting requirements for publicly traded companies, as computed in accordance with generally-accepted accounting principles.

SECTION 26.INDEMNIFICATION.

A. Subject to the waiver of subrogation provisions contained in Section 25 hereof, Tenant shall indemnify, defend and save Landlord harmless (except for loss or damage resulting from the negligence of Landlord, its agents or employees), from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to or destruction of property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, subtenants or concessionaries. In case Landlord shall be made a party to any such litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and pay all costs and attorney's fees incurred by Landlord in connection with such litigation, and any appeals thereof.

B. Subject to the waiver of subrogation provisions contained in Section 25 hereof, Landlord shall indemnify, defend and save Tenant harmless (except for loss or damage resulting from the negligence of Tenant, its agents or employees) from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to or destruction of property arising from or out of any occurrence in, upon or at the Common Areas, or occasioned wholly in or part by any act or omission of Landlord, its agents, contractors, employees or servants. In case Tenant shall be made a party to any litigation commenced by or against Landlord, then Landlord shall protect and hold Tenant harmless and pay all costs and attorneys' fees incurred by Tenant in connection with such litigation, and any appeals thereof.

C. Except for the negligence or intentional misconduct of Landlord or its agents, employees or contractors, Tenant agrees Landlord shall not be liable in any manner, to Tenant, its agents, employees, guests or invitees, for damage or injury to persons and property caused by the criminal acts or intentional misconduct of third parties.

D. Each party shall indemnify, protect, defend and hold the other harmless from and against any and all claims, demands, losses, liabilities and penalties (including, without limitation, reasonable attorneys' fees at all trial and appellate levels, whether or not suit is brought) arising directly or indirectly from or out of, or in any way connected with: (a) the presence of any Hazardous Substance on the Project caused by the acts of such party, its agents or employees; or (b) any violation or alleged violation of any local, state or federal environmental law, regulation, ordinance or administrative or judicial order relating to any Hazardous Substance on the Project, caused by the acts of such party, its agents or employees.

SECTION 27. LOSS AND DAMAGE.

Except if caused by the negligence or willful misconduct of Landlord, its agents, contractors or employees, Landlord shall not be responsible for any damage to any property of Tenant (including without limitation appliances, equipment, machinery, stock, inventory, fixtures, furniture, improvements, displays, decorations, carpeting and painting) or of others located on the Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise, Landlord shall not be Viable for any injury or damage to persons or property resulting from fire, smoke, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Premises, or from the pipes, appliances or plumbing work or from the roof, street or subsurface or from any other place or by dampness or by any other cause of whatsoever nature, except if caused by the negligence or intentional act of Landlord, its agents, contractors or employees or by Landlord's failure to maintain as required under this Lease. Landlord shall not be Viable for any such damage caused by other tenants or persons on the Premises, occupants of the Building or of adjacent property, the public, or caused by operations or construction of any private, public or quasi-public works. All property of Tenant kept or stored on the Premises shall be so kept or stored at the sole risk of Tenant and Tenant shall hold Landlord harmless from any and all claims arising out of damage to same, including subrogation claims by Tenant's insurance carriers, except if caused by the negligence or intentional act of Landlord, its agents, contractors or employees.

SECTION 28. END OF TERM.

Tenant shall surrender the Premises to Landlord at the expiration or sooner termination of this Lease in good order and condition, except for reasonable wear and tear and damage by Acts of God, condemnation, fire or other casualty. Tenant agrees that if possession of the Premises is not surrendered to Landlord on the date of the expiration or sooner termination of this Lease, then, unless Landlord shall have consented to Tenant's holding over, Tenant shall pay Landlord as liquidated damages for each month and for each portion of any month prorated on a daily basis, during which Tenant holds over in the Premises after expiration or termination of the term of this Lease without consent, a sum equal to (a) 2.00 times the Fixed Annual Rent, plus (b) all additional rent and other sums which were payable per month under this Lease during the last month of the term or renewal term, as the case may be. Any personal property remaining in the Premises after the expiration or sooner termination of the term of this Lease shall, after ten (10) days notice to Tenant and Tenant's failure to remove same, be deemed to be abandoned property at the

SECTION 35.SATELLITE DISH .

Landlord hereby grants Tenant the right, at Tenant's sole cost and expense, but without payment of any rent or fee to Landlord, to install, maintain and replace from time to time a satellite dish(s) or similar antennae devise(s) (hereinafter "Satellite Dish") on the Building Land or on the roof of the Building, subject to the following: (a) applicable governmental laws; (b) the right of Landlord to supervise any roof penetrations; (c) compliance with the conditions of any roof bond maintained by Landlord on the Building and (d) the right of Landlord to approve the location of the Satellite Dish, which approval shall not be unreasonably withheld. Tenant shall be responsible for the repair of any damage to any portion of the Building or Building Land caused by Tenant's installation, use or removal of the Satellite Dish. The Satellite Dish shall remain the exclusive property of Tenant, and Tenant shall have the right to remove same at any time during the term of the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against any and all claims, damages, liabilities, costs or expenses of every kind and nature (including, without limitation, reasonable attorneys' fees) imposed upon or incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, use or removal of the Satellite Dish. Tenant shall have access and the right to run telephone, CRT and other cables through the existing Building utility systems and areas with the prior consent of Landlord, which consent shall not be unreasonably withheld if same will not damage the Building or interfere with such utility systems. Tenant shall not be required to remove any of its cabling upon the termination of this Lease.

Landlord shall not, and shall not suffer or permit any other person to, install or operate on the roof of the Building or elsewhere in the Building or on the Land any telecommunications or other equipment which interferes with the proper functioning of any telecommunications antenna or equipment installed by Tenant.

SECTION 36. RULES AND REGULATIONS .

Subject to the last sentence of this Section 36 Tenant agrees to fully comply with all current Rules and Regulations shown in Exhibit "J" attached hereto and by this reference incorporated herein. Landlord shall have the right from time to time to prescribe additional reasonable uniform rules and regulations, which in its judgment, may be desirable for the use, entry, operation and management of the Building and the Project, each of which additional rules and regulations shall, upon Tenant's receipt of written notice thereof, be deemed incorporated herein and made a part hereof by this reference. The Rules and Regulations shall not be applied in a discriminatory manner to Tenant, nor shall any of the Rules and Regulations be inconsistent with the rights of Tenant under this Lease.

Tenant agrees that from time to time Landlord may institute certain voluntary hurricane preparation and other natural disaster readiness programs for the Project which Landlord believes will be in the best interest of the Project and its tenants. In connection with Landlord's hurricane preparation and other natural disaster readiness programs, Tenant agrees to as its sole cost and expense take all precautionary actions to secure and protect the interior of the Premises from such natural disasters.

SECTION 37. PARKING.

Tenant is hereby granted the non-exclusive privilege to use the parking spaces in common with other tenants not specifically allocated to other tenants in the parking lot of the Building in which the Premises is located for itself and its employees and clients. Tenant shall abide by all reasonable rules and regulations as may now exist or as may hereinafter be promulgated by the Landlord and enforced by Landlord, and a violation of this clause and/or the rules referred to above shall constitute a default by the Tenant in the terms, conditions and covenants of this Lease subject to temporary interruptions provided for herein. Landlord represents that through the term of this Lease, the Building shall maintain a minimum parking ratio of four (4) parking spaces per 1,000 usable square feet.

SECTION 38. BROKERS.

Except for the Specified Brokers described in Section 1 hereof, Landlord and Tenant hereby represent and warrant, each to the other, that they have not disclosed this Lease or the subject matter hereof to, and have not otherwise dealt with, any broker, finder or any other person, firm, corporation or other legal entity so as to create any legal right or claim of whatsoever kind or nature for a commission or similar fee or compensation with respect to the Premises or this Lease. Landlord and Tenant hereby represent that no payment is due Specified Brokers or otherwise as a result of this Lease and that any amounts due have been settled and agreed to by a separate instrument setting forth those amounts. Landlord and Tenant hereby indemnify each other against, and agree to hold each other harmless from, any liability or claim (and all expenses, including attorneys' fees, incurred in defending any such claim or in enforcing this indemnity) for a real estate brokerage commission or similar fee or compensation arising out of or in any way connected with any claimed dealings with the indemnitor and relating to the Premises or this Lease. The provisions of this Section shall survive the expiration or sooner termination of this Lease. The provisions of this Section shall survive the expiration or sooner termination of this Lease.

SECTION 39. NO RECORDING .

Tenant shall not record this Lease or any memorandum or short form hereof without the written consent and joinder of Landlord. Upon Tenant's request, Landlord shall execute a memorandum or short form of this Lease in form reasonably satisfactory to Landlord to be recorded in the land records of the county in which the Premises are located, at Tenant's sole cost and expense. In the event Tenant elects to record a memorandum or short form of this Lease, then upon the termination of this Lease and as a condition precedent to Landlord's obligation to return the Security Deposit as provided for in Section 53 herein, Tenant shall provide Landlord with an executed Notice of Termination in recordable form of the recorded memorandum or short form of this Lease.

SECTION40.MOLD.

Given the climate and humid conditions in Florida, molds, mildew, spores, fungi and/or other toxins may exist and/or develop at and within the Premises in certain circumstances. Tenant is hereby advised that certain molds, mildew, spores, fungi and/or toxins may be, or if allowed to remain for a sufficient period may become, toxic and potentially pose a health risk. To the best of Landlord's knowledge, Landlord represents and warrants as of the date of the Lease that (i) no visible molds, mildew, spores, fungi and/or other toxins are present in or about the Premises ("Visible Mold"), (ii) no molds, mildew, spores, fungi and/or other toxins are present in or about the Premises or the Project in amounts that could or does present a hazard to human health ("Hazardous Mold"); and (iii) no leaks, moisture intrusion or other conditions are present in or about the Premises that have or could reasonably be expected to give rise to Visible Mold or Hazardous Mold.

Subject to other terms and conditions of the Lease, Tenant shall provide appropriate climate control, keep the Premises clean, and take other reasonable measures to retard and prevent mold and mildew from accumulating in the Premises. Tenant agrees to clean and dust the Premises on a regular basis and to promptly remove visible moisture accumulation on windows, walls, floors, ceilings and other surfaces in the Premises upon gaining knowledge of same. Tenant agrees not to block or cover any of the heating, ventilation or air-conditioning ducts in the Premises. Tenant agrees to promptly report to Landlord in writing upon gaining knowledge of any of the following conditions: (i) any evidence of a water leak or excessive moisture in the Premises, as well as in any storage room, garage or other common area for which Tenant is responsible under the Lease; (ii) any evidence of visible mold or mildew like growth in the Premises that cannot be removed by simply applying a common household cleaner and wiping the area;

(iii) any failure or malfunction in the heating, ventilation or air conditioning system in the Premises; and (iv) any inoperable doors or windows in the Premises. A default under the terms of this provision shall be deemed a default under the terms of this Lease which shall be governed by Section 23hereof.

SECTION 41. PATRIOT ACT.

A. Tenant represents to the best of Tenant's knowledge that neither Tenant nor its constituents or affiliates are in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the "Executive Order") and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the "Patriot Act").

B. Tenant represents to the best of Tenant's knowledge that neither Tenant nor any of its constituents or affiliates is a "Prohibited Person" which is defined as follows (i) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a person or entity owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a person or entity with whom Landlord is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order and the Patriot Act; (9v) a defined in the Executive Order; (v) a person or entity that is names as a "specially designated national and blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, htti://www.treas.gov/ofac/tllsdn.pdf or at any replacement website or other replacement official publication of such list; and (vi) a person or entity who is affiliated with a person or entity listed above.

C. Tenant represents to the best of Tenant's knowledge that neither Tenant nor any of its affiliates or constituents is or will: (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

D. Tenant covenants and agrees to deliver to Landlord any certification or other evidence requested from time to time by Landlord in its reasonable discretion, confirming Tenant's compliance with this Section.

SECTION 42. CONSTRUCTION OF LANGUAGE.

The terms "Lease", "Lease Agreement" or "Agreement" shall be inclusive of each other, and shall include renewals, extensions or modifications of this Lease. The Section headings and titles are for convenience only and shall have no effect upon the construction or interpretation of any part of this Lease.

This Lease has been prepared by Tenant and its professional advisors and reviewed and revised by Landlord and its professional advisors. Landlord, Tenant and their separate advisors believe that this Lease is the product of their joint efforts, that it expresses their agreement, and that it should not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in its preparation.

SECTION 43. LIABILITY OF LANDLORD.

Tenant shall look solely to (i) the estate and property of the Landlord in the Project, (ii) the rents and other income (including, without limitation, insurance proceeds payable to Landlord) from the Project receivable by Landlord, and (iii) the consideration received by Landlord from the sale of all or any part of the Project, for the collection of any judgment, or in connection with any other judicial process, requiring the payment of money by Landlord in the event of any default by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies and rights under this Lease. The provisions of this Section 43 are not designed to relieve Landlord from the performance of any of its obligations hereunder, but rather to limit Landlord's liability in the case of a recovery of a money judgment against Landlord. The foregoing limitation shall not apply to or limit any injunctive or other equitable declaratory or other forms of relief which Tenant may be entitled to. The word "Landlord" as used in this Lease shall mean only the owner from time to time of Landlord's interest in this Lease. In the event of any assignment of Landlord's interest in this Lease, the assignor shall no longer be liable for the performance or observation of any agreements or conditions on the part of Landlord to be performed or observed or arising or accruing subsequent to the effective date of such assignment provided the assignee specifically assumes all such obligations.

SECTION 44. GOVERNING LAW.

This Lease shall be construed and interpreted according to the laws of the State of Florida and venue with respect to any litigation shall be in Palm Beach County, Florida, except as same may be in contravention of applicable law,

SECTION 45. TIME OF ESSENCE.

Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

SECTION 46. ACCORD AND SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated to be paid shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided herein or by law. No acceptance of any Rent by Landlord shall constitute a waiver by Landlord of any prior or subsequent default of Tenant, notwithstanding any knowledge of such default by Landlord at the time of receipt of such Rent.

SECTION 47. ENTIRE AGREEMENT.

This Lease and the Exhibits "A"through "K" forming a part hereof as if fully set forth herein, constitute all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premise, and the Project and there are no covenants, promises, conditions or understandings, either oral or written, between them other than are herein set forth. In the event of any conflict between the terms of this Lease and the Exhibits attached hereto, the terms of the Exhibits shall control. Neither Landlord nor Landlord's agents have made nor shall be bound to any representations with respect to the Premises or the Project except as herein expressly set forth, and all representations, either oral or written, shall be deemed to be merged into this Lease Agreement. Except as herein otherwise provided. no subsequent alteration, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by both parties.

SECTION 48. SEVERABILITY.

If one or more of the provisions of this Lease shall, for any reason, be held to be unenforceable in any respect, such enforceability shall not affect any other provision of this Lease.

SECTION 49. INTEREST ON PAST DUE OBLIGATIONS.

Any amount due from either party to the other party hereunder that is not paid within ten (10) days of written demand shall thereafter bear interest at the Stipulated Rate from the date due until paid.

SECTION50.LANDLORD'S LIEN.

As additional security for the performance of Tenant's obligations herein, Tenant hereby pledges and assigns to Landlord all the furniture, fixtures and trade fixtures, such as built in furniture and alike and all window treatments, drapes, flooring systems and other items of personal property which are now or may hereafter be brought on or put in the Premises and further grants to Landlord a security interest therein under the Uniform Commercial Code. For the purpose of securing the performance of all the obligations of Tenant herein, and at the request of Landlord, Tenant hereby agrees to execute and deliver to Landlord all financing statements, amendments thereto or other similar statements which Landlord may request. Nothing herein contained shall be deemed to be a waiver by Landlord of its statuary lien against the property in which Landlord has been granted a security interest by Tenant, for Rent(s) and remedies, rights and privileges of Landlord in the case of default of Tenant as set forth herein and shall not be exclusive; and in addition thereto, Landlord may also exercise and enforce all its rights at law or in equity which it may otherwise have as a result of Tenant's default herein. Landlord is herein specifically granted all of the rights of secured creditor under the Uniform Commercial Code with respect to the property in which Landlord has been granted a security interest by Tenant, including but not limited to the right to take possession of the above-mentioned property and dispose of it by sale in a commercially reasonable manner. Notwithstanding the Landlord's aforementioned statutory or contractual lien rights, so long as Tenant is not in Default of this Lease, beyond any applicable grace period, if applicable, Landlord shall not unreasonably withhold consent to Tenant's request that Landlord subordinate in favor of Tenant's lender(s) (as applicable, the "Secured Party")any statutory and contractual lien it may now or hereafter have with respect to Tenant's trade fixtures, equipment, inventory and personal property. Landlord's lien rights shall only be subordinated in favor of the Secured Party for the duration of the security agreement consented to by Landlord. Nothing herein shall be construed to constitute a waiver of Landlord's lien rights. Any request for such subordination shall be accompanied by payment of Landlord's reasonable administrative and attorneys' fees relating thereto.

SECTION 51. RADON DISCLOSURE.

In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given to Tenant:

RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your County Public Health Unit.

SECTION 52. WAIVER OF JURY TRIAL.

The parties hereto waive trial by jury in connection with any proceedings or counterclaims brought by either of the parties hereto against the other.

SECTION 53. SECURITY DEPOSIT.

Landlord acknowledges receipt from Tenant of the Security Deposit. The Security Deposit shall be held as collateral security for the payment of rent and other sums of money payable by Tenant under this Lease, and for the faithful performance of all other terms, covenants and conditions of Tenant hereunder; the amount of the Security Deposit, without interest, shall be repaid to Tenant within thirty (30) days after the expiration of the Term, provided Tenant shall have made all payments and performed all terms, covenants and conditions required under this Lease. Upon any Event of Default by Tenant hereunder, all or part of the Security Deposit may, at Landlord's sole discretion, be applied on account of such default, and thereafter Tenant shall restore the resulting deficiency in the Security Deposit within ten (10) days after receipt from Landlord of an invoice therefore. Tenant hereby waives the benefit of any provisions of law requiring the Security Deposit to be held in escrow or in trust, and the Security Deposit shall be deemed to be the property of Landlord and may be co-mingled by Landlord with its own funds. Tenant further acknowledges that the Security Deposit is not be construed as Prepaid Rent by Tenant for the last rental period of the Term.

SECTION 54. NAME OF BUILDING AND PROJECT.

The name of the Project is "BOCA TOWN PARTNERS PLAZA". Landlord shall not have the right to change the name of the Project at anytime.

SECTION 55. EXCUSE OF PERFORMANCE.

If either party to this Lease, as the result of any (i) strikes, lockouts or labor disputes, (ii) inability to obtain labor or materials or reasonable substitutes therefor, (iii) acts of God, governmental action, condemnation, civil commotion, fire or other casualty, or (iv) other conditions similar to those enumerated in this Section (other than inability to pay monies due under this Lease) beyond the reasonable control of the party obligated to perform, fails punctually to perform any non-monetary obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any event described above.

SECTION 56. TENANT'S REPRESENTATIONS.

Tenant, in order to induce Landlord to enter into this Lease, hereby represents:

A. That Tenant has full power and authority to conduct its business as presently conducted and to enter into this Lease. That this Lease has been duly authorized, executed and delivered by Tenant and constitutes and legal and binding obligation of Tenant.

B. That the execution, delivery and performance of this Lease will not conflict with, be inconsistent with, or result in any breach or default of any of the terms, covenants, conditions or provisions of any indenture, mortgage, bank loan, credit agreement, deed of trust, instrument, document, agreement or contract of any kind or nature to which Tenant is a party or by which Tenant may be bound.

C. That, to the best of Tenant's knowledge, no litigation or proceedings (or threatened litigation or proceeding or basis therefor) exists which could materially and adversely affect the ability of Tenant to perform its obligations under this Lease or which would constitute a default on the part of Tenant under this Lease, or which would constitute such a default with the giving of notice or lapse of time, or both.

SECTION 57. LAWS AND ORDINANCES.

A. Tenant, at its expense, agrees to comply with all "Governmental Requirements" (as hereinafter defined) regarding Tenant's permitted use of the Premises or regarding the Tenant's Work or subsequent alterations to the Premises made by Tenant.

B. Landlord, at its expense, shall comply with all Governmental Requirements with respect to Landlord's operation of the Building and to that portion of the Project owned by Landlord.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, or have caused the same to be executed as of the day and year first above written.

Signed, sealed and delivered in the presence of	LANDLORD: BOCA TOWN PARTNERS, LLC.
/s/ Thomas Hotz	/s/ Andres Smith
Thomas Hotz	Andres Smith
Vice President

TENANT: ANCHOR FUNDING SERVICES, LLC
/s/ Brad Bernstein
Brad Bernstein
President

EXHIBIT A

BUILDING LAND LEGAL DESCRIPTION

Parcel E, of BOCA VILLAGE MASTER PLAT, according to the Plat thereof, as recorded in Plat Book 102, Page 80, of the of the Public Records of Palm Beach County. Florida.

Together with:

A non-exclusive easements for ingress and egress, utilities and drainage as established by that certain Declaration of Reciprocal Easements by and among Boca Village, LLC., Silver Finance Company, SBOC, LLC and South Florida Regional Transportation Authority, joined by mortgagee(s) of record, if any, dated the 15th day of August, 2003 and recorded in Official Records Book 15711, Page 1080, together with First Amendment to Declaration of Reciprocal Easements recorded in Official Records Book 16641, Page 1933, both of the Public Records of Palm Beach County, Florida; and

A non-exclusive easements for ingress and egress as established by that certain Declaration of Easements by Boca Technology Center, LLC., and City of Boca Ratan, joined by Mortgagee(s) of record, If any, dated the 15th day of August, 2003 and recorded in Official Records Book 15711, Page 838, of the Public Records of Palm Beach County, Florida; and

A perpetual non-exclusive easement right(s) as contained in that certain Declaration of Covenants and Restrictions for T-Rex Corporate Center dated November 13, 2004 and recorded December 5, 2004 In Official Records Book 14478, Page 499 and amended In Official Records Book 14869, Page 1796, of the Public Records of Palm Beach County, Florida.

AND

Parcel F, of BOCA VILLAGE MASTER PLAT, according to the Plat thereof, as recorded In Plat Book 102, Page 80, of the of the Public Records of Palm Beach County, Florida:

Together with:

A non-exclusive easements for Ingress and egress, utilities and drainage as established by that certain Declaration of Reciprocal Easements by and among Boca Village, LLC., Silver Finance Company, SOBC, LLC and South Florida Regional Transportation Authority, joined by mortgagee(s) of record, if any, dated the 15th day of August, 2003 and recorded in Official Records Book 15711, Page 1080, together with First Amendment to Declaration of Reciprocal Easements recorded in Official Records Book 16641, Page 1933, both of the Public Records of Palm Beach County, Florida; and

A non-exclusive easements for ingress and egress as established by that certain Declaration of Easements by Boca Technology Center, LLC., and City of Boca Raton, joined by Mortgagee(s) of record. if any, dated the 15th day of August, 2003 and recorded in Official Records Book 16711, Page 838, of the Public Records of Palm Beach County, Florida: and

A perpetual non-exclusive easement right(s) as contained in that certain Declaration of Covenants and Restrictions for T-Rex Corporate Center dated November 13, 2004 and recorded December 5, 2004 in Official Records Book 14478, Page 499 and amended in Official Records Book 14869, Page 1796, of the Public Records of Palm Beach County, Florida.

Exhibit A-1

EXHIBIT "B"
PREMISES FLOOR PLAN

OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
OPEN OFFICE
OPEN OFFICE
SERVER
COPY / FAX
BREAK
CONF.
RECEPTION / WAITING

ANCHOR FUNDING SERVICES

FLOOR PLAN - SCHEME TWO

BOCA RATON, FLORIDA

FEBRUARY [illegible], 2007

ANCHOR FUNDING SERVICES
FLOOR PLAN - SCHEME TWO

Exhibit B-1

EXHIBIT "C"
PROJECT SITE PLAN

Exhibit C-1

EXHIBIT "D"
EXCLUSIONS TO OPERATING COSTS

In calculating the Tenant's Proportionate Share of Operating Costs, the floor core area of the Building, including the stairwells and elevators shall be not be included in the calculation.

Notwithstanding anything to the contrary contained in the Lease in the definition of "Operating Costs," Operating Costs shall not include:

(i)	Any ground lease rental;

(ii)
Costs of capital improvements and equipment; except for those acquired to reduce common area operating expenses (amortized at an annual rate reasonably calculated to equal the amount of operating expenses to be saved in each calendar year throughout the Term (as determined at the time landlord elected to proceed with the capital improvement or acquisition of the capital equipment to reduce common area operating expenses)), together with interest at the actual interest rate incurred by Landlord;

(iii)
Rentals for items (except when needed in connection with normal repairs and maintenance of permanent systems) which if purchased, rather than rented, would constitute a capital improvement which is specifically excluded in Subsection (ii), above (excluding, however, equipment not affixed to the Building which is used in providing janitorial or similar services);

(iv)
Costs incurred by Landlord for the repair of damage to the building, to the extent that Landlord is reimbursed by insurance proceeds or would have been reimbursed by insurance proceeds had Landlord maintained the insurance coverage required under the Lease, or repairs or rebuilding necessitated by condemnation or conveyance in lieu thereof;

(v)
Costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building;

(vi)
Depreciation, amortization and interest payments, except as provided herein and except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third parry where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with generally accepted accounting principles, consistently applied, and when depreciation or amortization is permitted or required; the item shall be amortized over its reasonably anticipated useful life;

(vii)
Marketing costs including leasing commissions, attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(viii)
Costs incurred by Landlord for alterations which are considered capital improvements and replacements under generally accepted accounting principles, consistently applied, except as permitted in (ii) and (iii) above;

Exhibit D-1

(ix)
Costs of a capital nature, including, without limitation, capital improvements, capital repairs, capital equipment and capital tools, all as determined in accordance with generally accepted accounting principles, consistently applied, except as permitted in (ii) and (iii) above;

(x)
Expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another Tenant or occupant of the Building the cost of which is included as Operating Costs;

(xi)	Costs, including, without limitation, attorneys fees, incurred by Landlord due to the violation by Landlord of the terms and conditions of any lease of space in the Building;

(xii)
Overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis;

(xiii)	Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Building or the site;

(xv)	Landlord's general corporate overhead and general and administrative expenses;

(xv)
Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord or in any parking lot or garage of the Building or wherever Tenant is granted its parking privileges and/or all fees paid to any parking facility operator (on or off site) (provided, however, if Landlord provides such parking free of charge to Tenant, these expenses may be included as Operating Expenses);

(xvi)
Except for making repairs or keeping permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services;

(xvii)	Advertising and promotional expenditures, and costs of signs in or on the building identifying the owner of the building or other tenants' signs;

(xviii)	Electric power costs for which any tenant directly contracts with the local public service company;

(xix)	Intentionally Omitted;

(xx)
Costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes or any other governmental law, code, ordinance or regulation in effect prior to the Commencement Date;

(xxi)
Any other expenses which, in accordance with generally accepted accounting principles, consistently applied, would not normally be treated as Operating Costs by owners of comparable first-class buildings;

(xxii)	Tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments and/or to file any income tax or informational returns when due;

(xxiii)
All assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law and not included as common area operating expenses except in the year in which the assessment or premium installment is actually paid; provided, however, that if the prevailing practice in other comparable office buildings in the vicinity of the building to pay such assessments or premiums on an earlier basis, such assessments or premiums shall be included in Operating Expenses as paid by Landlord; in no event, however, shall Landlord include any accrued interest (resulting from such assessments or premiums) in its computation of common area operating expenses;

Exhibit D-2

(xxiv)	Costs for capital improvements to reduce common area operating expenses in excess of the amount reasonably anticipated to constitute cost savings;

(xxv)	Costs for capital improvements to reduce common area operating expenses performed by the Landlord during the last year of the lease term;

(xxvi)
Costs for which Landlord has been compensated by a management fee; any management or administrative fee which, in the aggregate, exceeds what is customarily charged to tenants of first class office buildings in Boca Raton, Florida area;

(xxvii)
Costs associated with the operation of the business of the partnership or entity which constitutes Lessor as the same are distinguished from the costs of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or outside fees paid in connection with disputes with other tenants.

(xxviii)
Costs arising from the negligence of Landlord or its agents, or any vendors, contractors, or providers of materials or services selected, hired or engaged by Landlord or its agents including, without limitation, the selection of building materials;

(xxix)	Notwithstanding any contrary provision of this Lease, including, without limitation, any provision relating to capital expenditures, costs arising from the presence of hazardous materials or substances in or about the Building or Project including, without limitation, hazardous substances in the ground water or soil;

(xxx)	Costs arising from Landlord's or other tenant's negligence or intentional acts, unless caused by Tenant's construction of the tenant improvements;

(xxxi)	Costs arising from Landlord's charitable or political contributions;

(xxxii)	Costs arising from latent defects in the base, shell or core of the building or improvements installed by Landlord or repair thereof;

(xxxiii)	Costs of sculpture, paintings or other subjects of art; and

(xxxiv)	Costs (including in connection therewith all attorneys; fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to the Landlord and/or the Building and/or the Project.

Each time Landlord provides Tenant with an actual and/or estimated statement of Operating Costs, such statement shall be itemized on a line item by line item basis, showing the applicable expense for the applicable year and the year prior to the applicable year.

Exhibit D-3

EXHIBIT "E"
LANDLORD'S WORK

Landlord is responsible for any and all costs and expense relating the Tenant's "turnkey" build out per plan above, which materials and style shall be per Building Standard which is substantially similar to present build out on 2nd floor. The outline of the specifications of the build out, per plan above are on the following Exhibit "E" pages.

Exhibit D-4

EXHIBIT "F"
TENANT'S WORK

All Tenant Improvement work is to be completed and overseen by the Landlord's contractors and staff. Tenant shall be responsible only for the cost of such items or extras that are not Building Standard materials or costs that are not included in Landlord's Work (Exhibit "E"), as per below.

Tenant is responsible for the cost of the following:

Exhibit E-1

EXHIBIT "F"
NOT APPLICABLE

Exhibit F-1

EXHIBIT "G"
NOT APPLICABLE

Exhibit G-1

EXHIBIT "H"
NOT APPLICABLE

Exhibit H-2

EXHIBIT "1"
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT ("Agreement") executed between  , a

("Mortgagee") and Anchor Funding Services, LLC ("Tenant").

WITNESSETH:

WHEREAS, Boca Town Partners, LLC, a Florida limited liability company ("Landlord") has entered into a certain lease ("Lease") with Tenant dated  , 20, relating to certain premises located in Palm Beach County, Florida ("Premises"), said Premises being more particularly described in said Lease and being situated on a portion of the real property described in Exhibit "A" attached hereto and made a part hereof ("Property"); and

WHEREAS, Mortgagee [has committed to make a] [has made a] mortgage loan to Landlord in the original principal amount of__________________________ THOUSAND DOLLARS AND NO/100 ($_________________________) secured by a Mortgage [dated________]  ("Mortgage")covering the Property [, which Mortgage is recorded in Book, Page____, of_______].

NOW, THEREFORE, it is mutually agreed as follows:

 1. The Lease is and shall be subject and subordinate to the Mortgage and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage.

2, In the event of a foreclosure of the Mortgage or should Mortgagee obtain title by deed in lieu thereof, or otherwise, Mortgagee, for itself, its successors or assigns, agrees that Tenant may continue its occupancy of the Premises in accordance with the terms and provisions of the Lease, so long as Tenant continues to pay rent and otherwise to perform its obligations thereunder. Mortgagee agrees not to name Tenant as a party defendant in any foreclosure action.

3. Tenant agrees to attorn to: (a) Mortgagee when in possession of the Property; (b) a receiver appointed in an action or proceeding to foreclose the Mortgage or otherwise; or (c) to any party acquiring title to the Property as a result of foreclosure of the Mortgage or deed in lieu thereof. Tenant further covenants and agrees to execute and deliver, upon request of Mortgagee, or its assigns, an appropriate agreement of attornment with any subsequent titleholder of the Property.

4. So long as the Mortgage on the Property remains outstanding and unsatisfied, Tenant will deliver to Mortgagee a copy of all notices permitted or required to be given to Landlord by Tenant pursuant to which Tenant proposes to terminate or cancel the Lease, and that no such notices to Landlord shall be effective, unless a copy of such notice is also delivered to Mortgagee. At any time before the rights of Landlord shall have been forfeited or any cure period(s) afforded to Landlord under the Lease shall have expired because of any default or failure of performance under the Lease as therein provided, Mortgagee shall have the right (but not the obligation) to cure such default or failure of performance within thirty (30) days from Mortgagee's receipt of such written notice from Tenant stating the nature of such default or failure of performance or such longer period of time as may be reasonably required to cure, provided Mortgagee commences to cure within such thirty (30) day period and thereafter diligently pursues such cure to completion.

5. Tenant certifies that the Lease has been duty executed by Tenant; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

Exhibit I-1

6. If Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after Mortgagee's succession to the interest of Landlord under the Lease, have the same remedies against Mortgagee for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Mortgagee had not succeeded to the interest of Landlord; provided further, however, that Mortgagee shall not be:

(a) liable for any warranty, act or omission of any prior landlord (including Landlord), although Mortgagee shall be subject to the offset rights of the Tenant under the Lease as contemplated in subparagraph (b) below; or

(b) subject to any offsets or defense which Tenant might have against any prior landlord (including Landlord), except as specifically set forth in the Lease and except those which arose out of such landlord's default under the Lease and accrued after Tenant has notified Mortgagee and given Mortgagee an opportunity to cure as provided herein; or

(c) bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord (including Landlord); or

(d) bound by any material amendment or modification of the Lease or any collateral agreement made without Mortgagee's consent (excluding any permitted assignments as provided by the terms of the Lease.

7. Mortgagee consents to the application of casualty and condemnation proceeds in accordance with the terms and provisions of the Lease.

8. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date indicated below their respective signatures.

MORTGAGOR:
Signed, sealed and delivered in the presence of:
	By:	/s/
Print Name: Its:

Exhibit I-2

STATE OF______________)
                 ) SS:
COUNTY OF_____________)

    The foregoing instrument was acknowledged before me this________ day of_______ , 20___ by_____________________________________________________
____________________________________________as________________________________________________ of_____________________________________,

a_________________________________ on behalf of the company. He/she personally appeared before me, is personally known to me or produced_____________ as identification.

Notary:____________________________
Print Name:_________________________
[NOTARY SEAL]	Notary Public, State of_________________
My commission expires:_______________

STATE OF_______________________)
)
COUNTY OF

The foregoing instrument was acknowledged before me this_______________________  day of __________________, 20_ by_______________________________________
as___________________________________of Anchor Funding Services, LLC on behalf of the company. He/she personally appeared before me, is personally known to me or produced_____________ as identification.

Notary:____________________________
Print Name:_________________________
[NOTARY SEAL]	Notary Public, State of_________________
My commission expires:_______________

Exhibit I-3

EXHIBIT "J"
RULES AND REGULATIONS

1. Landlord agrees to furnish Tenant with keys or key cards without charge. Additional keys or key cards shall be furnished at a nominal charge. Tenant shall not change locks or install additional locks on doors without the prior written consent of Landlord. Tenant shall not make or cause to be made duplicates of keys or key cards without the prior approval of Landlord. All keys or key cards to the Premises shall be surrendered to Landlord upon termination of this Lease.

2. Tenant shall refer all contractor's representatives and installation technicians rendering any service for Tenant at the Premises to Landlord before performance of any contractual service. Tenant's contractors and installation technicians shall comply with Landlord's reasonable rules and regulations pertaining to construction and installation. This provision shall apply to all work performed on or about the Premises or Project including installation of telephones, equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings and equipment or any other physical portion of the Premises or Project.

3. Tenant shall not at any time occupy any part of the Premises or Project as sleeping or lodging quarters.

4. Tenant shall not place, install or operate on the Premises or in any part of the Building any engine, stove or machinery, conduct mechanical operations, cook thereon or therein or place or use in or about the Premises or Project any explosives, gasoline, kerosene, oil, acids, caustics, flammable explosives or hazardous material without the written consent of Landlord.

5. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Premises or the Project regardless of whether or not such loss occurs when the area is locked against entry.

6. No dogs, cats, fowl or other animals (other than seeing-eye dogs or other such assistance animals) shall be brought into or kept in or about the Premises or Project.

7. Employees of Landlord shall not receive or carry messages for or to any tenant or other person nor shall they render free or paid services to any tenant, its agents, employees or invitees.

8. None of the parking plaza, recreation or lawn areas, entries, passages, doors, elevators, hallways or stairways shall be locked or obstructed with any rubbish, litter, trash or material of any nature which would be placed, emptied or thrown into these areas by Tenant's agents, employees or invitees at any time.

9. The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. Any damage resulting to them from misuse or by the defacing of any part of the Building shall be borne by the person who shall occasion it. No person shall waste water by interfering with the faucets or otherwise.

I0. No person shall disturb occupants of the Building by the unreasonable use of any radios, cd players, tape recorders, musical instruments, the making of unseemly noises or any other unreasonable use.

1 1 Nothing shall be thrown out of the windows of the Building or down the stairways or other passages.

12. Tenant, its employees, agents and invitees shall park their vehicles only in those parking areas designated by Landlord, which such areas are identified on the site plan attached to the Lease as

Exhibit J-1

"Exhibit C". Tenant shall furnish Landlord within five (5) days after Landlord's request therefor state automobile license numbers of all Tenant's vehicles. Tenant shall notify Landlord of any changes within five (5) days after such change occurs. Tenant shall not abandon any vehicle at the Project. If Tenant, its employees, agents or invitees park their vehicles in areas other than the designated parking areas or leave any vehicle in a state of disrepair, Landlord, after giving written notice to Tenant of such violation, shall have the right to remove such vehicle at the owner's expense.

13. Parking in the parking lot shall be in compliance with all parking rules and regulations including any sticker or other identification system reasonably established by Landlord. Failure to observe the rules and regulations shall subject the vehicle in violation to removal and/or impoundment. Vehicles must be parked entirely within the stall lines and all directional signs, arrows and posted speed limits must be observed. Parking is prohibited in areas not striped for parking, in aisles, where "No Parking" signs are posted, on ramps in cross hatched areas and in other areas as may be designated by Landlord. Parking stickers or other forms of identification supplied by Landlord shall remain the property of Landlord and not the property of Tenant and are not transferable. All responsibility for damage to vehicles or persons is assumed by the owner of the vehicle or its driver.

14. Movement of furniture or office supplies and equipment, in or out of the Building, dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways, or movement through the Building entrances or lobby shall be restricted to hours reasonably designated by Landlord. All such movement shall be under the supervision of Landlord and carried out in the manner agreed to between Tenant and Landlord by prearrangement. Such prearrangement will include reasonable determination by Landlord of time, method and routing of movement and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall indemnify Landlord against all risks and claims of damage to person and property arising in connection with any said movement, except to the extent same result from the negligence or willful misconduct of Landlord or Landlord's employees or agents.

15. Landlord shall not be liable for any damages from the storage of elevators for necessary or desirable repairs or improvements or delays of any sort in connection with the elevator service.

16. Tenant shall not lay floor covering within the Premises without written reasonable approval of Landlord. The use of cement or other similar adhesive materials not easily removed with water is expressly prohibited without Landlord's prior consent.

17. Tenant agrees to cooperate with and assist Landlord in the prevention of canvassing, soliciting and peddling within the Project.

18. Landlord reserves the right to exclude from the Building or Project outside of Normal Business Hours (as defined in the Lease) all persons who are not known to the Building or Project security personnel and who do not present a pass signed by Tenant or arc otherwise authorized by Tenant pursuant to such procedures implemented by Landlord from time to time in Landlord's counterclaim - reasonable discretion.

19. It is Landlord's desire to maintain in the Building or Project the highest standard of dignity and good taste consistent with comfort and convenience for all Tenants. Any action or condition not meeting this high standard should be reported directly to Landlord. Your cooperation will be mutually beneficial and sincerely appreciated.

20. Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be necessary for the safety, care and cleanliness of the Premises and for the preservation of good order therein, provided, however, to the extent any such rules and regulations shall conflict with the terms of the Lease, the terms of the Lease shall control and prevail.

-
Exhibit J-2

EXHIBIT "K"

COMMENCEMENT DATE MEMORANDUM AND

CONFIRMATION OF LEASE TERMS

Reference is made to that certain Lease Agreement ("Lease") dated  , 2007,

between Anchor Funding Services, LLC ("Tenant"), and Boca Town Partners, LLC, a Florida limited liability company ("Landlord"), whereby Landlord leased to Tenant and Tenant leased from Landlord certain premises in the shopping center located at 800 Yamato Road, Suite 102, Boca Raton, Florida 33431 ("Premises").

Landlord and Tenant hereby acknowledge as follows:

(1) Landlord delivered possession of the Premises to Tenant with Landlord's work complete on

(2) Tenant has accepted possession of the Premises and now occupies the same;

    (3) The initial term of the Lease commenced on   ("Rent Commencement Date") and will expire on______________________________ ("Termination Date");

(4) The Premises contain approximately 2,875 rentable square feet of space;

(5) The building in which the Premises are located contains approximately 4,8111  rentable square feet of space; and

IN WITNESS WHEREOF, this Commencement Date Memorandum and Confirmation of Lease Terms is executed this_________ day of_____________ , 20 .

TENANT	Anchor Funding Services, LLC
By:_______________________________
Name:_____________________________
Its:_______________________________

LANDLORD	Boca Town Partners, LLC, a Florida limited liability company

By:_______________________________
Name:_____________________________
Its:________________________________

Exhibit K-1